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                                                                     EXHIBIT 4.1

================================================================================

                              THE CHUBB CORPORATION

                                       and

                          BANK ONE TRUST COMPANY, N.A.,

                           as Purchase Contract Agent

                           PURCHASE CONTRACT AGREEMENT

                            Dated as of June 24, 2003

================================================================================

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
ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
         SECTION 1.01.  Definitions..............................................................................    1
         SECTION 1.02.  Compliance Certificates and Opinions.....................................................   15
         SECTION 1.03.  Form of Documents Delivered to Purchase Contract Agent...................................   16
         SECTION 1.04.  Acts of Holders; Record Dates............................................................   16
         SECTION 1.05.  Notices..................................................................................   17
         SECTION 1.06.  Notice to Holders; Waiver................................................................   17
         SECTION 1.07.  Effect of Headings and Table of Contents.................................................   19
         SECTION 1.08.  Successors and Assigns...................................................................   19
         SECTION 1.09.  Separability Clause......................................................................   19
         SECTION 1.10.  Benefits of Agreement....................................................................   19
         SECTION 1.11.  Governing Law............................................................................   19
         SECTION 1.12.  Legal Holidays...........................................................................   20
         SECTION 1.13.  Counterparts.............................................................................   20
         SECTION 1.14.  Inspection of Agreement..................................................................   20
         SECTION 1.15.  Appointment of Financial Institution as Agent for the Company............................   20
         SECTION 1.16.  No Waiver................................................................................   20

ARTICLE 2 CERTIFICATE FORMS
         SECTION 2.01.  Forms of Certificates Generally..........................................................   21
         SECTION 2.02.  Form of Purchase Contract Agent's Certificate of Authentication..........................   22

ARTICLE 3 THE UNITS
         SECTION 3.01.  Amount; Form and Denominations...........................................................   22
         SECTION 3.02.  Rights and Obligations Evidenced by the Certificates.....................................   22
         SECTION 3.03.  Execution, Authentication, Delivery and Dating...........................................   23
         SECTION 3.04.  Temporary Certificates...................................................................   24
         SECTION 3.05.  Registration; Registration of Transfer and Exchange......................................   24
         SECTION 3.06.  Book-Entry Interests.....................................................................   26
         SECTION 3.07.  Notices to Holders.......................................................................   27
         SECTION 3.08.  Appointment of Successor Depositary......................................................   27
         SECTION 3.09.  Definitive Certificates..................................................................   27
         SECTION 3.10.  Mutilated, Destroyed, Lost and Stolen Certificates.......................................   27
         SECTION 3.11.  Persons Deemed Owners....................................................................   29
         SECTION 3.12.  Cancellation.............................................................................   29
         SECTION 3.13.  Creation of Treasury Units by Substitution of Treasury Securities........................   30
         SECTION 3.14.  Recreation of Corporate Units............................................................   32
         SECTION 3.15.  Transfer of Collateral upon Occurrence of Termination Event..............................   33
         SECTION 3.16.  No Consent to Assumption.................................................................   34

ARTICLE 4 THE SENIOR NOTES AND APPLICABLE OWNERSHIP INTERESTS IN THE TREASURY PORTFOLIO
         SECTION 4.01.  Interest Payments; Rights to Interest Payments Preserved.................................   34
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
         SECTION 4.02.  Notice and Voting........................................................................   35
         SECTION 4.03.  Special Event Redemption.................................................................   36

ARTICLE 5 THE PURCHASE CONTRACTS
         SECTION 5.01.  Purchase of Shares of Common Stock.......................................................   37
         SECTION 5.02.  Remarketing; Payment of Stated Amount....................................................   39
         SECTION 5.03.  Issuance of Shares of Common Stock.......................................................   50
         SECTION 5.04.  Adjustment of Settlement Rate............................................................   51
         SECTION 5.05.  Notice of Adjustments and Certain Other Events...........................................   60
         SECTION 5.06.  Termination Event; Notice................................................................   60
         SECTION 5.07.  Early Settlement.........................................................................   61
         SECTION 5.08.  Intentionally Omitted....................................................................   63
         SECTION 5.09.  No Fractional Shares.....................................................................   63
         SECTION 5.10.  Charges and Taxes........................................................................   64
         SECTION 5.11.  Contract Adjustment Payments.............................................................   64
         SECTION 5.12.  Deferral of Contract Adjustment Payments.................................................   69

ARTICLE 6 REMEDIES
         SECTION 6.01.  Unconditional Right of Holders to Receive Contract Adjustment Payments
               and to Purchase Shares of Common Stock............................................................   70
         SECTION 6.02.  Restoration of Rights and Remedies.......................................................   71
         SECTION 6.03.  Rights and Remedies Cumulative...........................................................   71
         SECTION 6.04.  Delay or Omission Not Waiver.............................................................   71
         SECTION 6.05.  Undertaking for Costs....................................................................   71
         SECTION 6.06.  Waiver of Stay or Extension Laws.........................................................   72

ARTICLE 7 THE PURCHASE CONTRACT AGENT
         SECTION 7.01.  Certain Duties and Responsibilities......................................................   72
         SECTION 7.02.  Notice of Default........................................................................   73
         SECTION 7.03.  Certain Rights of Purchase Contract Agent................................................   73
         SECTION 7.04.  Not Responsible for Recitals or Issuance of Units........................................   75
         SECTION 7.05.  May Hold Units...........................................................................   75
         SECTION 7.06.  Money Held in Custody....................................................................   75
         SECTION 7.07.  Compensation and Reimbursement...........................................................   75
         SECTION 7.08.  Corporate Purchase Contract Agent Required;   Eligibility................................   76
         SECTION 7.09.  Resignation and Removal; Appointment of Successor........................................   76
         SECTION 7.10.  Acceptance of Appointment by Successor...................................................   78
         SECTION 7.11.  Merger, Conversion, Consolidation or Succession to Business..............................   78
         SECTION 7.12.  Preservation of Information; Communications to Holders...................................   79
         SECTION 7.13.  No Obligations of Purchase Contract Agent................................................   79
         SECTION 7.14.  Tax Compliance...........................................................................   79

ARTICLE 8 SUPPLEMENTAL AGREEMENTS
         SECTION 8.01.  Supplemental Agreements Without Consent of Holders.......................................   80
         SECTION 8.02.  Supplemental Agreements with Consent of Holders..........................................   81
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
         SECTION 8.03.  Execution of Supplemental Agreements.....................................................   82
         SECTION 8.04.  Effect of Supplemental Agreements........................................................   82
         SECTION 8.05.  Reference to Supplemental Agreements.....................................................   82

ARTICLE 9 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
         SECTION 9.01.  Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property
               Except under Certain Conditions...................................................................   82
         SECTION 9.02.  Rights and Duties of Successor Corporation...............................................   83
         SECTION 9.03.  Officers' Certificate and Opinion of Counsel Given to Purchase Contract
               Agent.............................................................................................   84

ARTICLE 10 COVENANTS
         SECTION 10.01. Performance under Purchase Contracts.....................................................   84
         SECTION 10.02. Maintenance of Office or Agency..........................................................   84
         SECTION 10.03. Company to Reserve Common Stock..........................................................   85
         SECTION 10.04. Covenants as to Common Stock.............................................................   85
         SECTION 10.05. Statements of Officers of the Company as to Default......................................   85
         SECTION 10.06. Tax Treatment............................................................................   85
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                                       iii

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EXHIBITS

Exhibit A - Form of Corporate Units Certificate

Exhibit B - Form of Treasury Units Certificate For Treasury Units Containing
              Treasury Securities Maturing on July 15, 2006

Exhibit C - Form of Treasury Units Certificate For Treasury Units Containing
              Treasury Securities Maturing on August 15, 2006

Exhibit D - Instruction to Purchase Contract Agent

Exhibit E - Notice from Purchase Contract Agent to Holders

Exhibit F - Notice to Settle by Separate Cash

Exhibit G - Notice from Purchase Contract Agent to Collateral Agent

Exhibit H - Form of Remarketing Agreement

         PURCHASE CONTRACT AGREEMENT, dated as of June 24, 2003, between THE CHUBB CORPORATION, a New Jersey corporation (the "COMPANY"), and BANK ONE TRUST COMPANY, N.A., a national banking association, acting as purchase contract agent for the Holders of Units (as defined herein) from time to time (the "PURCHASE CONTRACT AGENT").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units.

         All things necessary to make the Purchase Contracts (as defined herein), when the Certificates (as defined herein) are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01. Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

         (d) the following terms have the meanings given to them in this Section 1.01(d):

         "ACCOUNTING EVENT" means the receipt at any time prior to the earlier of the date of any Successful Remarketing and the Purchase Contract Settlement Date by the audit committee of the Board of Directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50-Reports on the Application of Accounting

Principles," from the Company's independent auditors, provided at the request of the management of the Company, to the effect that, as a result of a change in accounting rules after the date of original issuance of the Senior Notes, the Company must either (a) account for the Purchase Contracts as derivatives under SFAS 133 (or any successor accounting standard) or (b) account for the Units using the if-converted method under SFAS 128 (or any successor accounting standard), and that, in either case, such accounting treatment will cease to apply upon redemption of the Senior Notes.

         "ACT" has the meaning, with respect to any Holder, set forth in Section 1.04.

         "ADJUSTED APPLICABLE MARKET VALUE" has the meaning set forth in Section 5.01.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "APPLICABLE MARKET VALUE" has the meaning set forth in Section 5.01.

         "APPLICABLE OWNERSHIP INTEREST" shall mean, with respect to a Corporate Unit and the Treasury Portfolio represented by such Corporate Unit, (i) a 2.5% undivided beneficial ownership interest in $1,000 face amount of U.S. treasury securities (or principal or interest strips thereof) included in such Treasury Portfolio that mature on or prior to August 15, 2006, and (ii) (x) for the scheduled Payment Date on the Senior Notes that occurs on the Purchase Contract Settlement Date, in the case of a Successful Remarketing prior to the Final Remarketing Date, or (y) for each scheduled Payment Date on the Senior Notes that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, in the case of a Special Event Redemption, a
0.0140625 % undivided beneficial ownership interest in $1,000 face amount of U.S. treasury securities (or principal or interest strips thereof) included in such Treasury Portfolio that mature on or prior to the business day immediately preceding such scheduled Payment Date.

         "APPLICABLE PRINCIPAL AMOUNT" means the aggregate principal amount of the Senior Notes that are represented by Corporate Units.

         "APPLICANTS" has the meaning set forth in Section 7.12(b).

         "BANKRUPTCY CODE" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "BENEFICIAL OWNER" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

         "BOARD OF DIRECTORS" means the board of directors of the Company or a duly authorized committee of that board.

         "BOARD RESOLUTION" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

         "BOOK-ENTRY INTEREST" means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

         "BUSINESS DAY" or "business day" means any day other than a Saturday or Sunday or any other day on which banking institutions and trust companies in New York City, New York are permitted or required by applicable law to remain closed or a day on which the Indenture Trustee or the Collateral Agent is closed for business; provided that for purposes of the second paragraph of Section 1.12 only, the term "Business Day" shall also be deemed to exclude any day on which DTC is closed.

         "CASH MERGER" has the meaning set forth in Section 5.04(b)(2).

         "CASH MERGER EARLY SETTLEMENT" has the meaning set forth in Section 5.04(b)(2).

         "CASH MERGER EARLY SETTLEMENT DATE" has the meaning set forth in
Section 5.04(b)(2).

         "CASH SETTLEMENT" has the meaning set forth in Section 5.02(c)(i).

         "CERTIFICATE" means a Corporate Units Certificate or a Treasury Units Certificate.

         "CLOSING PRICE" has the meaning set forth in Section 5.01(a).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

         "COLLATERAL ACCOUNT" has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

         "COLLATERAL AGENT" means BNY Midwest Trust Company, an Illinois trust company, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "COLLATERAL SUBSTITUTION" means (i) with respect to a Corporate Unit in connection with the creation of a Treasury Unit from such Corporate Unit, (x) the substitution for the Pledged Senior Note represented by such Corporate Unit by Treasury Securities in accordance with Section 3.13, or (y) the substitution for the Pledged Applicable Ownership Interest in the Treasury Portfolio represented by such Corporate Unit by Treasury Securities in accordance with
Section 3.13, or (ii) with respect to a Treasury Unit in connection with the recreation of a Corporate Unit from such Treasury Unit, (x) the substitution for the Pledged Treasury Securities represented by such Treasury Unit (if the Applicable Ownership Interest in the Treasury Portfolio has not replaced the Senior Note represented by the Corporate Unit) by Senior Notes in accordance with Section 3.14, or (y) the substitution for the Pledged Treasury Securities represented by such Treasury Unit (if the Applicable Ownership Interest in the Treasury Portfolio has replaced the Senior Note represented by the Corporate
Unit) by the appropriate Applicable Ownership Interest in the Treasury Portfolio in accordance with Section 3.14.

         "COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

         "COMPANY" means the Person named as the "COMPANY" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "COMPANY" shall mean such successor.

         "CONSTITUENT PERSON" has the meaning set forth in Section 5.04(b).

         "CONTRACT ADJUSTMENT PAYMENTS" means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at a rate per year of 4.75% of the Stated Amount per Purchase Contract.

         "CORPORATE TRUST OFFICE" means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 153 West 51st Street, New York, New York, 10019 (Fax: (212) 373-1383).

         "CORPORATE UNIT" means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of (i) the Purchase Contracts represented thereby and (ii) the Senior Notes (or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be) (subject in each case (except for the appropriate Applicable Ownership Interest specified in clause (ii) of the definition of such term) to the Pledge thereof) represented thereby.

         "CORPORATE UNITS CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

         "COUPON RATE" means the percentage rate per annum at which each Senior Note will bear interest initially.

         "CURRENT MARKET PRICE" has the meaning set forth in Section 5.04(a)(8).

         "CUSTODIAL AGENT" means BNY Midwest Trust Company, an Illinois trust company, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "CUSTODIAL AGENT" shall mean the Person who is then the Custodial Agent thereunder.

         "DEFERRED CONTRACT ADJUSTMENT PAYMENTS" has the meaning provided in
Section 5.12.

         "DEPOSITARY" means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Units as contemplated by Sections 3.06 and 3.08.

         "DEPOSITARY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

         "DTC" means The Depository Trust Company.

         "EARLY SETTLEMENT" has the meaning set forth in Section 5.07.

         "EARLY SETTLEMENT AMOUNT" has the meaning set forth in Section 5.07.

         "EARLY SETTLEMENT DATE" has the meaning set forth in Section 5.07.

         "EARLY SETTLEMENT RATE" has the meaning set forth in Section 5.07.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "EXCHANGE PROPERTY" has the meaning set forth in Section 5.04(b).

         "EXPIRATION DATE" has the meaning set forth in Section 1.04(e).

         "EXPIRATION TIME" has the meaning set forth in Section 5.04(a)(6).

         "FAILED FINAL REMARKETING" has the meaning set forth in Section
5.02(d).

         "FAILED INITIAL REMARKETING" has the meaning set forth in Section 5.02(a).

         "FAILED REMARKETING" shall mean any of (i) a Failed Initial Remarketing, (ii) a Failed Second Remarketing, (iii) a Failed Third Remarketing or (iv) a Failed Final Remarketing.

         "FAILED SECOND REMARKETING" has the meaning set forth in Section
5.02(b).

         "FAILED THIRD REMARKETING" has the meaning set forth in Section
5.02(b).

         "FINAL REMARKETING" has the meaning set forth in Section 5.02(d).

         "FINAL REMARKETING DATE" means the third Business Day immediately preceding the Purchase Contract Settlement Date.

         "FINAL REMARKETING FEE" has the meaning set forth in Section 5.02(d).

         "GLOBAL CERTIFICATE" means a Certificate that evidences all or part of the Units and is registered in the name of the Depositary or a nominee thereof.

         "HOLDER" means, with respect to a Unit, the Person in whose name the Unit evidenced by a Certificate is registered in the Security Register; provided, however, that solely for the purpose of determining whether the Holders of the requisite number of Units have voted on any matter (and not for any other purpose hereunder), if the Unit remains in the form of one or more Global Certificates and if the Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Units are credited on the record date, the term "HOLDER" shall mean each such Depositary Participant acting at the direction of the Beneficial Owners holding through such Depositary Participant.

         "INDEBTEDNESS" means indebtedness of any kind of the Company.

         "INDENTURE" means the Indenture, dated as of October 25, 1989, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), pursuant to which the Senior Notes will be issued.

         "INDENTURE TRUSTEE" means Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee under the Indenture, or any successor thereto.

         "INITIAL REMARKETING" has the meaning set forth in Section 5.02(a).

         "INITIAL REMARKETING DATE" means the third Business Day immediately preceding May 16, 2006.

         "ISSUER ORDER" or "ISSUER REQUEST" means a written order or request signed in the name of the Company by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.

         "NON-ELECTING SHARE" has the meaning set forth in Section 5.04(b).

         "NYSE" has the meaning set forth in Section 5.01.

         "OFFICERS' CERTIFICATE" means a certificate signed by (i) either the Company's Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either the Company's

Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers' Certificate provided for in Section 10.05) shall include:

                  (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (iii) a statement that, in the opinion of each such officer, each such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.

         "OUTSTANDING UNITS" means, with respect to any Unit and as of the date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                  (i) if a Termination Event has occurred, (x) Corporate Units representing Senior Notes or Applicable Ownership Interests in the Treasury Portfolio that have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Corporate Units and (y) Treasury Units;

                  (ii) Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                  (iii) Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Units evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Units so owned that have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee's right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

         "PAYMENT DATE" means each February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2003.

         "PERMITTED INVESTMENTS" has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

         "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

         "PLAN" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

         "PLEDGE" means the pledge under the Pledge Agreement of the Senior Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, in each case represented by the Units (it being understood that the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio shall not be subject to the Pledge).

         "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of June 24, 2003, among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units, as amended from time to time.

         "PLEDGED APPLICABLE OWNERSHIP INTERESTS" has the meaning set forth in
Section 1.01(d) of the Pledge Agreement.

         "PLEDGED SENIOR NOTES" has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

         "PLEDGED TREASURY SECURITIES" has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

         "PREDECESSOR CERTIFICATE" means a Predecessor Corporate Units Certificate or a Predecessor Treasury Units Certificate.

         "PREDECESSOR CORPORATE UNITS CERTIFICATE" of any particular Corporate Units Certificate means every previous Corporate Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

         "PREDECESSOR TREASURY UNITS CERTIFICATE" of any particular Treasury Units Certificate means every previous Treasury Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Units Certificate.

         "PRICING COMMITTEE RESOLUTIONS" means the resolutions of the Pricing Committee of the Company's Board of Directors dated as of June 18, 2003.

         "PRIMARY TREASURY DEALER" shall mean a primary U.S. government securities dealer.

         "PROCEEDS" has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

         "PRO RATA" shall mean pro rata to each Holder according to the aggregate Stated Amount of the Units held by such Holder in relation to the aggregate Stated Amount of all Units outstanding.

         "PROSPECTUS" means the prospectus relating to the delivery of shares of any securities in connection with an Early Settlement pursuant to Section 5.07 or a Cash Merger Early Settlement of Purchase Contracts pursuant to Section 5.04(b)(2), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

         "PURCHASE CONTRACT" means, with respect to any Unit, the purchase contract represented by such Unit and obligating the Company (i) to sell, against the Holder's payment of the Stated Amount, shares of Common Stock and
(ii) to pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth in Article Five hereof.

         "PURCHASE CONTRACT AGENT" means the Person named as the "PURCHASE CONTRACT AGENT" in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter

"PURCHASE CONTRACT AGENT" shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

         "PURCHASE CONTRACT SETTLEMENT DATE" means August 16, 2006.

         "PURCHASE CONTRACT SETTLEMENT FUND" has the meaning set forth in
Section 5.03.

         "PURCHASED SHARES" has the meaning set forth in Section 5.04(a)(6).

         "QUOTATION AGENT" means any Primary Treasury Dealer selected by the Company.

         "RECORD DATE" for any distribution or Contract Adjustment Payment payable on any Payment Date means, as to any Global Certificate or any other Certificate, the first business day of the calendar month in which the relevant Payment Date falls; provided that the Company may, at its option, select any other day as the Record Date for any Payment Date so long as such Record Date selected is more than one Business Day but less than sixty Business Days prior to such Payment Date.

         "REDEMPTION AMOUNT" means, for each Senior Note, an amount equal to the product of the principal amount of that Senior Note and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount.

         "REDEMPTION PRICE" means, for each Senior Note, the Redemption Amount plus any accrued and unpaid interest on such Senior Note to but excluding the Special Event Redemption Date.

         "REFERENCE DEALER" means a dealer engaged in trading of convertible securities.

         "REFERENCE PRICE" has the meaning set forth in Section 5.01.

         "REGISTRATION STATEMENT" means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Cash Merger Early Settlement of Purchase Contracts on the Cash Merger Early Settlement Date under Section 5.04(b)(2), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

         "REMARKETED SENIOR NOTES" means, as of the applicable Remarketing Date, the Senior Notes that are represented by Corporate Units, and each Separate Senior Note for which the Holder has elected to have such Separate Senior Note included in the applicable Remarketing.

         "REMARKETING" means the remarketing of the Senior Notes by the Remarketing Agent pursuant to the Remarketing Agreement.

         "REMARKETING AGENT" means the remarketing agent specified pursuant to the Remarketing Agreement.

         "REMARKETING AGREEMENT" means the Remarketing Agreement substantially in the form of Exhibit H hereto to be entered into prior to the Initial Remarketing Date among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Purchase Contract Agent, as amended from time to time.

         "REMARKETING DATE" means any of (i) the Initial Remarketing Date, (ii) the Second Remarketing Date, (iii) the Third Remarketing Date and (iv) the Final Remarketing Date.

         "REMARKETING FEE" has the meaning set forth in Section 5.02(a).

         "REMARKETING PER SENIOR NOTE PRICE" means the Treasury Portfolio Purchase Price divided by the number of Senior Notes represented by Corporate Units and remarketed in the Initial Remarketing, the Second Remarketing or the Third Remarketing, as the case may be.

         "REORGANIZATION EVENT" has the meaning set forth in Section 5.04(b).

         "RESET RATE" means (i) in the case of a Successful Remarketing prior to the Final Remarketing Date, the interest rate per annum on the Senior Notes determined by the Remarketing Agent as necessary to remarket the Remarketed Senior Notes at a price per Remarketed Senior Note such that the aggregate price for the Remarketed Senior Notes is equal to approximately (but not less than) 100.50% of the sum of the Treasury Portfolio Purchase Price and Separate Senior Notes Purchase Price, and (ii) in the case of a Successful Remarketing on the Final Remarketing Date, the interest rate per annum on the Senior Notes determined by the Remarketing Agent as necessary to remarket the Remarketed Senior Notes at a price per Remarketed Senior Note such that the aggregate price for the Remarketed Senior Notes is equal to approximately 100.50% (but not less than 100%, net of any Remarketing Fee) of the aggregate principal amount of the Remarketed Senior Notes; provided that if there are no Corporate Units outstanding and none of the Holders elect to have Separate Senior Notes held by them remarketed, or in the case of a Failed Remarketing, the interest rate payable on the Senior Notes will not be reset and the interest rate payable on the Senior Notes shall continue to be 2.25% per year; provided further that in no event shall the Reset Rate exceed the maximum rate, if any, permitted by applicable law.

         "RESPONSIBLE OFFICER" means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer this Purchase Contract Agreement.

         "RIGHTS" has the meaning set forth in Section 5.04(a)(11).

         "RIGHTS AGREEMENT" has the meaning set forth in Section 5.04(a)(11).

         "SECOND REMARKETING" has the meaning set forth in Section 5.02(b).

         "SECOND REMARKETING DATE" means the third Business Day immediately preceding June 16, 2006.

         "SECURITIES ACT" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "SECURITIES INTERMEDIARY" means BNY Midwest Trust Company, an Illinois trust company, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "SECURITIES INTERMEDIARY" shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.

         "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings set forth in Section 3.05.

         "SENIOR NOTES" means the series of notes designated the senior notes due August 16, 2008 to be issued by the Company under the Indenture.

         "SEPARATE SENIOR NOTES" means Senior Notes that are no longer represented by Corporate Units.

         "SEPARATE SENIOR NOTES PURCHASE PRICE" means the amount in cash equal to the product of the Remarketing Per Senior Note Price multiplied by the number of Separate Senior Notes remarketed in the Initial Remarketing, the Second Remarketing or the Third Remarketing, as the case may be.

         "SETTLEMENT RATE" has the meaning set forth in Section 5.01.

         "SPECIAL EVENT" means either a Tax Event or an Accounting Event.

         "SPECIAL EVENT REDEMPTION" means the redemption of the Senior Notes pursuant to the Indenture following the occurrence of a Special Event.

         "SPECIAL EVENT REDEMPTION DATE" means the date upon which a Special Event Redemption is scheduled to occur pursuant to the Indenture.

         "STATED AMOUNT" means $25.00.

         "SUCCESSFUL FINAL REMARKETING" has the meaning set forth in Section 5.02(d).

         "SUCCESSFUL INITIAL REMARKETING" has the meaning set forth in Section 5.02(a).

         "SUCCESSFUL REMARKETING" means any of (i) a Successful Initial Remarketing, (ii) a Successful Second Remarketing, (iii) a Successful Third Remarketing or (iv) a Successful Final Remarketing.

         "SUCCESSFUL SECOND REMARKETING" has the meaning set forth in Section 5.02(b).

         "SUCCESSFUL THIRD REMARKETING" has the meaning set forth in Section 5.02(b).

         "TAX EVENT" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, at any time prior to the earlier of the date of any Successful Remarketing and the Purchase Contract Settlement Date, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of original issuance of the Senior Notes, there is more than an insubstantial increase in the risk that interest payable by the Company on the Senior Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

         "TERMINATION DATE" means the date, if any, on which a Termination Event occurs.

         "TERMINATION EVENT" means the occurrence of any of the following events:

                  (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or state law and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

                  (ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                  (iii) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "THIRD REMARKETING" has the meaning set forth in Section 5.02(b).

         "THIRD REMARKETING DATE" means the third Business Day immediately preceding July 16, 2006.

         "THRESHOLD APPRECIATION PRICE" has the meaning set forth in Section
5.01.

         "TIA" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

         "TRADING DAY" has the meaning set forth in Section 5.01.

         "TREASURY PORTFOLIO" means a portfolio of (1) U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount at maturity equal to the Applicable Principal Amount, and (2) (x) in the case of a Successful Remarketing prior to the Final Remarketing Date, for the scheduled Payment Date on the Senior Notes that occurs on the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on the Purchase Contract Settlement Date on the Applicable Principal Amount, and (y) in the case of a Special Event Redemption, for each scheduled Payment Date that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled Payment Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such scheduled Payment Date on the Applicable Principal Amount.

         "TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate ask-side price quoted by a Primary Treasury Dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m. (New York City time) (i) in the case of a Special Event Redemption, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Special Event Redemption Date, and (ii) in the case of any Successful Remarketing prior to the Final Remarketing Date, on the date of such Successful Remarketing for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately following the date of such Successful Remarketing.

         "TREASURY SECURITIES" means(i) zero-coupon U.S. treasury securities that mature on July 15, 2006 (CUSIP No. 912820BT3) and, during the period between July 15, 2006 and August 15, 2006, the Proceeds from such Treasury Securities, and (ii) zero-coupon U.S. treasury securities that mature on August 15, 2006 (CUSIP No. 912833CQ1).

         "TREASURY UNIT" means, following the substitution of Treasury Securities for Pledged Senior Notes or the Pledged Applicable Ownership Interest in the Treasury Portfolio as collateral to secure a Holder's obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of (i) the Purchase Contracts represented thereby and (ii) such Treasury Securities (subject to the Pledge thereof) represented thereby.

         "TREASURY UNITS CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

         "UNDERWRITERS" means the underwriters identified in Schedule II to the Underwriting Agreement.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement, dated June 18, 2003, among the Company and the Underwriters.

         "UNIT" means a Corporate Unit or a Treasury Unit, as the case may be.

         "VICE PRESIDENT" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         SECTION 1.02. Compliance Certificates and Opinions.

         Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Every certificate with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers' Certificate provided for in Section 10.05) shall include:

                  (i) a statement that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                  (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.03. Form of Documents Delivered to Purchase Contract Agent.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         SECTION 1.04. Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Purchase Contract Agent deems sufficient.

         (c) The ownership of Units shall be proved by the Security Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the

Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Units in the manner set forth in Section 1.06.

         With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Units in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         SECTION 1.05. Notices.

         Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others' address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

         If to the Purchase Contract Agent:

                  Bank One Trust Company, N.A.
                  153 West 51st Street
                  New York, New York 10019
                  Attention: Corporate Trust Administration
                  Fax: (212) 373-1383

         If to the Company:

                  The Chubb Corporation
                  15 Mountain View Road
                  Warren, New Jersey 07061-1615
                  Attention: General Counsel
                  Fax: (908) 903-3607

         If to the Collateral Agent:

                  BNY Midwest Trust Company
                  2 North LaSalle Street, Suite 1020
                  Chicago, Illinois 60602
                  Attention: Corporate Finance
                  Fax: (312) 827-8542

         If to the Indenture Trustee:

                  Bank One Trust Company, N.A.
                  153 West 51st Street
                  New York, New York 10019
                  Attention: Corporate Trust Administration
                  Fax: (212) 373-1383

         The Purchase Contract Agent shall send to the Indenture Trustee at the telecopier number set forth above a copy of any notices in the form of Exhibits D, E, F or G it sends or receives.

         SECTION 1.06. Notice to Holders; Waiver.

         Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the

Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.07. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.08. Successors and Assigns.

         All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

         SECTION 1.09. Separability Clause.

         In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

         SECTION 1.10. Benefits of Agreement.

         Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

         SECTION 1.11. Governing Law.

         This Agreement and the Purchase Contracts represented by the Units shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 1.12. Legal Holidays.

         In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement, the Purchase Contracts or the Senior Notes), Contract Adjustment Payments or other distributions shall not be paid on such date, but Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day, unless such Business Day is in the next succeeding calendar year, in which case such Contract Adjustment Payments or other distributions shall be paid on the immediately preceding Business Day, in each case with the same force and effect as if made on such Payment Date.

         In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.

         SECTION 1.13. Counterparts.

         This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 1.14. Inspection of Agreement.

         A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

         SECTION 1.15. Appointment of Financial Institution as Agent for the Company.

         The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

         SECTION 1.16. No Waiver.

         No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                   ARTICLE 2

                               CERTIFICATE FORMS

         SECTION 2.01. Forms of Certificates Generally.

         The Certificates (including the form of Purchase Contract represented by each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Certificates evidencing Corporate Units), Exhibit B hereto (in the case of Certificates evidencing Treasury Units containing Treasury Securities maturing on July 15, 2006) or Exhibit C hereto (in the case of Certificates evidencing Treasury Units containing Treasury Securities maturing on August 15, 2006), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

         The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Certificates evidencing the Units, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SECTION 2.02. Form of Purchase Contract Agent's Certificate of Authentication.

         The form of the Purchase Contract Agent's certificate of authentication of the Units shall be in substantially the form set forth on the form of the applicable Certificates.

                                   ARTICLE 3

                                   THE UNITS

         SECTION 3.01. Amount; Form and Denominations.

         The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 18,400,000, except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Sections 3.04, 3.05, 3.10, 3.13, 3.14 or 8.05.

         The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

         SECTION 3.02. Rights and Obligations Evidenced by the Certificates.

         Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (1) the ownership by the Holder thereof of a beneficial interest in a Senior Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Senior Note or the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit, to pledge, pursuant to the Pledge Agreement, the Senior Note and the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, if any, represented by such Corporate Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Senior Note and the

Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, if any, to secure the obligation of the Holder under each Purchase Contract to pay the Stated Amount of such Purchase Contract and thereby purchase shares of Common Stock.

         Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (1) the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to the Pledge Agreement, such Holder's interest in the Treasury Security represented by such Treasury Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the obligation of the Holder under each Purchase Contract to pay the Stated Amount of such Purchase Contract and thereby purchase shares of Common Stock.

         Prior to the purchase of shares of Common Stock under any Purchase Contract, such Purchase Contract shall not entitle the Holder of the Unit representing such Purchase Contract to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

         SECTION 3.03. Execution, Authentication, Delivery and Dating.

         Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

         The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President, its Treasurer, its Secretary or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

         Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates.

         No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

         Each Certificate shall be dated the date of its authentication.

         No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

         SECTION 3.04. Temporary Certificates.

         Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A, Exhibit B or Exhibit C hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

         If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Certificates.

         SECTION 3.05. Registration; Registration of Transfer and Exchange.

         The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the "SECURITY REGISTRAR"). The

Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

         At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates that the Holder making the exchange is entitled to receive.

         All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

         Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.04, 3.06 and 8.05 not involving any transfer.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Cash Merger Early Settlement Date with respect to such Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

                  (i) if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts represented by the Units evidenced by such other Certificate; or

                  (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Senior Notes, the Treasury Securities, or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article Five hereof.

         SECTION 3.06. Book-Entry Interests.

         The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

                  (i) the provisions of this Section 3.06 shall be in full force and effect;

                  (ii) the Company and the Purchase Contract Agent shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making payments of Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

                  (iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

                  (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Sections 3.13 and 3.14, respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases for such Global Certificate.

         SECTION 3.07. Notices to Holders.

         Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

         SECTION 3.08. Appointment of Successor Depositary.

         If the Depositary elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Units.

         SECTION 3.09. Definitive Certificates.

         If:

                  (i) the Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Units and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice; or

                  (ii) the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to
         Section 3.08 within 90 days after such notice; or

                  (iii) the Company determines in its discretion that the Global Certificates shall be exchangeable for definitive Certificates,

then (x) definitive Certificates evidencing the Units shall be prepared by the Company and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates evidencing the Units by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

         SECTION 3.10. Mutilated, Destroyed, Lost and Stolen Certificates.

         If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

                  (i) if the Purchase Contract Settlement Date or Early Settlement Date or Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts represented by the Units evidenced by such Certificate; or

                  (ii) if a Cash Settlement with respect to such lost or mutilated Certificate or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Senior Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article Five hereof.

         Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

         Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

         The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         SECTION 3.11. Persons Deemed Owners.

         Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution on the Senior Notes or on the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio (if any), as applicable, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 3.12. Cancellation.

         All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or upon the transfer of Senior Notes, or for delivery of the appropriate Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, or upon the registration of transfer or exchange of a Unit, or a Collateral Substitution or the recreation of Corporate Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

         If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

         SECTION 3.13. Creation of Treasury Units by Substitution of Treasury Securities.

         Unless the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, and subject to the conditions set forth in this Agreement, a Holder may, at any time from and after the date of this Agreement and prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, effect a Collateral Substitution and separate the Senior Notes represented by such Holder's Corporate Units from the Purchase Contracts so represented by substituting, for such Senior Notes, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Senior Notes; provided that Holders may make such Collateral Substitutions only in integral multiples of 40 Corporate Units. To effect such substitution, the Holder must:

                  (1) deposit with the Securities Intermediary Treasury
                      Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the Senior Notes represented by such Corporate Units; and

                  (2) transfer the related Corporate Units to the Purchase
                      Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit D hereto, (i) stating that the Holder has deposited the relevant amount of Treasury Securities with the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Senior Notes represented by such Corporate Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

         Upon receipt of the Treasury Securities described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Senior Notes from the Pledge, free and clear of the Company's security interest therein, and the transfer of such Senior Notes to the Purchase Contract Agent on behalf of the Holder. Upon receipt of such Senior Notes, the Purchase Contract Agent shall promptly:

                  (i) cancel the related Corporate Units;

                  (ii) transfer the Senior Notes to the Holder (such Senior Notes shall be tradeable as a separate security, independent of the resulting Treasury Units); and

                  (iii) authenticate, execute on behalf of such Holder and deliver Treasury Units in book-entry form or, if applicable, in the form of a Treasury Units Certificate executed by the Company in accordance with Section 3.03, representing the same number of Purchase Contracts as were represented by the cancelled Corporate Units.

         Holders who elect to separate the Senior Notes from the related Purchase Contracts and to substitute Treasury Securities for such Senior Notes shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

          If the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units and subject to the conditions set forth in this Agreement, a Holder may, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio represented by such Corporate Units, but only in integral multiples of 64,000 Corporate Units. In such an event, the Holder shall transfer Treasury Securities to the Securities Intermediary, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio in the manner set forth above.

         In the event a Holder making a Collateral Substitution pursuant to this
Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver Corporate Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, any distributions on the Senior Notes or Applicable Ownership Interest in the Treasury Portfolio represented by such Corporate Units shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or, such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

         Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract represented by a Corporate Unit remains in effect, such Corporate Units shall not be separable into the Purchase Contracts and Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, represented thereby, and the rights and obligations of the Holder in respect of the Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Purchase Contract represented by such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

         SECTION 3.14. Recreation of Corporate Units.

         Unless the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, and subject to the conditions set forth in this Agreement, a Holder of Treasury Units may recreate Corporate Units at any time on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date; provided that Holders of Treasury Units may only recreate Corporate Units in integral multiples of 40 Treasury Units. To recreate Corporate Units, the Holder must:

                  (1) transfer to the Securities Intermediary Senior Notes
                      having an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Treasury Securities represented by the Treasury Units; and

                  (2) transfer the related Treasury Units to the Purchase
                      Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit D hereto, (i) stating that the Holder has transferred the relevant amount of Senior Notes to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities represented by such Treasury Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

Upon receipt of the Senior Notes described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge, free and clear of the Company's security interest therein, and the transfer thereof to the Purchase Contract Agent on behalf of the Holder. Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:

                  (i) cancel the related Treasury Units;

                  (ii) transfer the Treasury Securities to the Holder; and

                  (iii) authenticate, execute on behalf of such Holder and deliver Corporate Units in book-entry form or, if applicable, in the form of a Corporate Units Certificate executed by the Company in accordance with Section 3.03, representing the same number of Purchase Contracts as were represented by the cancelled Treasury Units.

         Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the recreation, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

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

         If the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, a Holder may at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date substitute the Applicable Ownership Interests in the Treasury Portfolio for Treasury Securities, but only in multiples of 64,000 Treasury Units. In such an event, the Holder shall transfer the Applicable Ownership Interests in the Treasury Portfolio to the Collateral Agent in an amount such that the aggregate principal amount at maturity of the portion of such Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) is equal to the aggregate Stated Amount of the Purchase Contracts underlying such Treasury Units, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder Treasury Securities in the manner set forth above.

         Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract represented by a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the 1/40 of a Treasury Security and the Purchase Contract represented by such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

         SECTION 3.15. Transfer of Collateral upon Occurrence of Termination Event.

         Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the Senior Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, represented by the Corporate Units or the Treasury Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Senior Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit E hereto, mailed to such Holder at its address as it appears in the Security Register.

         Upon book-entry transfer of the Corporate Units or the Treasury Units or delivery of a Corporate Units Certificate or Treasury Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Senior Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, represented by such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Senior Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, represented by such Corporate Units or Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

                  (i) the transfer of such Corporate Units or Treasury Units or surrender of the Corporate Units Certificate or Treasury Units Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

                  (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Purchase Contract Agent holds such property.

         SECTION 3.16. No Consent to Assumption.

         Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

                                   ARTICLE 4

  THE SENIOR NOTES AND APPLICABLE OWNERSHIP INTERESTS IN THE TREASURY PORTFOLIO

         SECTION 4.01. Interest Payments; Rights to Interest Payments Preserved.

         Any payment on any Senior Note or on the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) representing such Senior Note or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, is registered at the close of business on the Record Date for such Payment Date.

         Each Corporate Units Certificate evidencing Senior Notes or the appropriate Applicable Ownership Interests in the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrue interest or distributions, which were carried by the Senior Notes or the appropriate Applicable Ownership Interests in the Treasury Portfolio represented by such other Corporate Units Certificate.

         In the case of any Corporate Unit with respect to which (A) Cash Settlement of the Purchase Contract represented by such Corporate Unit is properly effected pursuant to Section

5.02 hereof, (B) Early Settlement of the Purchase Contract represented by such Corporate Unit is properly effected pursuant to Section 5.07 hereof, (C) Cash Merger Early Settlement of the Purchase Contract represented by such Corporate Unit is properly effected pursuant to Section 5.04(b)(2) hereof, (D) a Collateral Substitution is properly effected pursuant to Section 3.13, or (E) a Successful Initial Remarketing occurs with respect to the Senior Note that is represented by such Corporate Unit, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest on the Senior Notes or distributions on the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, represented by such Corporate Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement, Collateral Substitution or Initial Remarketing, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) was registered at the close of business on the Record Date.

         Except as otherwise expressly provided in the immediately preceding paragraph, in the case of any Corporate Units with respect to which Cash Settlement, Early Settlement or Cash Merger Early Settlement of the Purchase Contract represented by such Corporate Unit is properly effected, or with respect to which a Collateral Substitution has been effected, payments on the related Senior Notes or distributions on the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate Senior Notes or Applicable Ownership Interests in the Treasury Portfolio that were formerly represented by such Holder's Corporate Units, such Holder shall be entitled to receive interest on such Separate Senior Notes or distributions on the Applicable Ownership Interests in the Treasury Portfolio.

         SECTION 4.02. Notice and Voting.

         Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Senior Notes, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units a notice:

                  (i) containing such information as is contained in the notice or solicitation;

                  (ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Senior Notes represented by their Corporate Units; and

                  (iii) stating the manner in which such instructions may be given.

Upon the written request of the Holders of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Senior Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Senior Notes represented by such Corporate Unit. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Senior Notes.

         The Holders of Corporate Units and Treasury Units shall have no voting or other rights in respect of Common Stock.

         SECTION 4.03. Special Event Redemption.

         (a) If the Company elects to redeem the Senior Notes on any Payment Date following the occurrence of a Special Event as permitted by the Indenture, it shall notify the Collateral Agent in writing that a Special Event has occurred and that it intends to redeem the Senior Notes and the Special Event Redemption Date. On the Special Event Redemption Date, the Collateral Agent shall surrender the Pledged Senior Notes to the Indenture Trustee against delivery of an amount equal to the aggregate Redemption Price for such Pledged Senior Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the aggregate Redemption Amount of such funds to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Corporate Units.

         (b) Upon the occurrence of a Special Event Redemption, (i) the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio will be substituted as Collateral for the Pledged Senior Notes and will be held by the Securities Intermediary in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to pay the Stated Amount of the related Purchase Contract and thereby purchase Common Stock of the Company thereunder, (ii) the Holders of Corporate Units and the Collateral Agent shall have such security interest rights and obligations with respect to such Applicable Ownership Interests (as specified in clause (i) of the definition of such term) as the Holders of Corporate Units and the Collateral Agent had in respect of the Senior Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, and (iii) any reference herein to the Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio. The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio for Senior Notes as Collateral.

         (c) The Holders of Separate Senior Notes shall directly receive the redemption price for the Separate Senior Notes.

                                   ARTICLE 5

                             THE PURCHASE CONTRACTS

         SECTION 5.01. Purchase of Shares of Common Stock.

         (a) Each Purchase Contract shall obligate the Holder of the related Units to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of newly issued shares of Common Stock (subject to Section 5.09) equal to the Settlement Rate unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to such Purchase Contract shall have occurred. The "SETTLEMENT RATE" is equal to:

                  (i) if the Adjusted Applicable Market Value (as defined below) is greater than $71.40 (the "THRESHOLD APPRECIATION PRICE"), 0.3501 shares of Common Stock per Purchase Contract;

                  (ii) if the Adjusted Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than or equal to $59.50 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value;

                  (iii) if the Adjusted Applicable Market Value is less than the Reference Price, 0.4202 shares of Common Stock per Purchase Contract;

in each case subject to adjustment as provided in Section 5.04 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date, subject to adjustments set forth under Section 5.04 hereof.

         The "ADJUSTED APPLICABLE MARKET VALUE" means (i) prior to any adjustment of the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5),
(6), (7) or (10) of Section 5.04(a), the Applicable Market Value, and (ii) at the time of and after any adjustment of the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of

Section 5.04(a), the Applicable Market Value multiplied by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of Section
5.04(a) and the denominator shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of Section 5.04(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

         The "CLOSING PRICE" per share of Common Stock on any date of determination means:

                  (i) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

                  (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed;

                  (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the last reported sale price per share as reported by The Nasdaq National Market, Inc.;

                  (iv) if the Common Stock is not so reported by the Nasdaq National Market, Inc., the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                  (v) if the bid price referred to in clause (iv) is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

         A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         (b) Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit:

                  (i) irrevocably authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract represented thereby on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

                  (ii) agrees to be bound by the terms and provisions thereof;

                  (iii) covenants and agrees to perform its obligations under such Purchase Contract for so long as such Holder remains a Holder of a Corporate Unit or a Treasury Unit representing such Purchase Contract;

                  (iv) consents to the provisions hereof;

                  (v) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact;

                  (vi) consents to, and agrees to be bound by, the Pledge of such Holder's right, title and interest in and to the Collateral Account, including the Senior Notes and the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; and

                  (vii) for United States federal, state and local tax purposes, agrees to (i) treat an acquisition of the Corporate Units as an acquisition of the Senior Note and Purchase Contract represented by each Corporate Unit, (ii) treat the Senior Notes as indebtedness of the Company and (iii) treat itself as the owner of the applicable interest in the Collateral Account, including the Senior Notes and the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or the Treasury Securities, provided that upon a Termination Event, the rights of the Holder of such Units under the Purchase Contract may be enforced without regard to any other rights or obligations.

         (c) Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees that to the extent and in the manner provided in Section 5.02 and the Pledge Agreement, but subject to the terms thereof, the Treasury Securities or the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as applicable, on the Purchase Contract Settlement Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

         (d) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts represented by such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts represented by the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         SECTION 5.02. Remarketing; Payment of Stated Amount.

                  (a) (i) Unless a Special Event Redemption has occurred prior to the Initial Remarketing Date, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for Remarketing the Senior Notes. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date, the Purchase Contract Agent shall notify the Remarketing Agent of the aggregate principal amount of Pledged Senior Notes, and the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of Separate Senior Notes (if any) that are to be remarketed pursuant to clause (ii) below. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for Remarketing the Pledged Senior Notes, and the Custodial Agent, pursuant to clause (ii) below, will present for Remarketing the Separate Senior Notes, to the Remarketing Agent. Upon receipt of such notice from the Purchase Contract Agent and Custodial Agent and the Pledged Senior Notes and Separate Senior Notes (if any) from the Collateral Agent and Custodial Agent, the Remarketing Agent will, on the Initial Remarketing Date, use its reasonable efforts to remarket (based on the Reset Rate) (the "INITIAL REMARKETING") such Pledged Senior Notes and Separate Senior Notes on such date at a price of approximately (but not less than) 100.50% of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price. If the Remarketing Agent is able to remarket the Pledged Senior Notes and Separate Senior Notes at a price not less than 100.50% of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price (a "SUCCESSFUL INITIAL REMARKETING"), the portion of the proceeds from such Successful Initial Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. The Remarketing Agent shall deduct as a remarketing fee (the "REMARKETING FEE") an amount not exceeding 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price. None of the Company, the Purchase Contract Agent, or any Holders of Corporate Units or holders of Separate Senior Notes whose Senior Notes or Separate Senior Notes, as applicable, are so remarketed will otherwise be responsible for the payment of any Remarketing Fee in connection therewith. With respect to Separate Senior Notes, the proceeds of a Successful Initial Remarketing in excess of the Remarketing Fee attributable to the Separate Senior Notes will be remitted to the Custodial Agent for payment to the holders of Separate Senior Notes. With respect to Pledged Senior Notes, the proceeds of a Successful Initial Remarketing in excess of the sum of the Treasury Portfolio Purchase Price plus the Remarketing Fee with respect to such Pledged Senior Notes will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units. The Treasury Portfolio will be substituted for the Pledged Senior Notes and the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio will be pledged to the Collateral Agent to secure the obligation of the Holders of Corporate Units to pay the Stated Amount for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date.

         Following the occurrence of a Successful Initial Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Senior Notes, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio and any reference herein or in the Certificates to interest on the Senior Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests in the Treasury Portfolio. The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Treasury Portfolio for Senior Notes.

         If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the Pledged Senior Notes and the Separate Senior Notes (if any) in the Initial Remarketing (other than to the Company) at a price not less than 100.50% of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price or the Initial Remarketing is not settled in accordance with the Remarketing Agreement for any reason, including the failure to fulfill a condition precedent set forth in the Remarketing Agreement, the Initial Remarketing will be deemed to have failed (a "FAILED INITIAL REMARKETING"). Upon a Failed Initial Remarketing, the Remarketing Agent shall return the Pledged Senior Notes and Separate Senior Notes (if any) subject to such Remarketing to the Collateral Agent or the Custodial Agent, as the case may be.

                  (ii) Prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Remarketing Date, but no earlier than the Payment Date immediately preceding such date, Holders of Separate Senior Notes may elect to have their Separate Senior Notes remarketed under the Remarketing Agreement by delivering their Separate Senior Notes, along with a notice of such election, substantially in the form of Exhibit F to the Pledge Agreement, to the Custodial Agent. After such time, such election shall become an election to have such Separate Senior Notes remarketed in such Remarketing and, if such Remarketing fails, in any subsequent Remarketing. The Custodial Agent shall hold Separate Senior Notes in an account separate from the Collateral Account in which the Pledged Senior Notes shall be held. Holders of Separate Senior Notes electing to have their Separate Senior Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit G to the Pledge Agreement, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Remarketing Date, upon which notice the Custodial Agent shall return such Separate Senior Notes to such Holder. By 11:00 a.m. on the Business Day immediately preceding the applicable Remarketing Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Senior Notes to be remarketed and will deliver to the Remarketing Agent for remarketing all such Separate Senior Notes delivered to the Custodial Agent pursuant to Section 5.07(c) of the Pledge Agreement and not validly withdrawn prior to such date.

                  (iii) Not later than seven calendar days nor more than 15 calendar days prior to the applicable Remarketing Date, the Company shall request the Depositary or its nominee to notify the Beneficial Owners or Depositary Participants holding Units of the procedures to be followed in such Remarketing.

                  (iv) The Company agrees to use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Senior Notes to be remarketed in the Initial Remarketing, the Second Remarketing, the Third Remarketing or the Final Remarketing, as the case may be, shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to use it in connection with such Remarketing.

                  (v) The Company shall cause a notice of a Failed Remarketing to be published (with a copy of such notice to be provided to the Purchase Contract Agent) on the Business Day immediately following the applicable Remarketing Date, in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal.

                  (b) (i) Unless a Special Event Redemption has occurred prior to the Second Remarketing Date, if a Failed Initial Remarketing occurs, the Remarketing Agent will use its reasonable efforts to remarket the Senior Notes (a "SECOND REMARKETING") on the Second Remarketing Date. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Second Remarketing Date for such Second Remarketing, the Purchase Contract Agent shall notify the Remarketing Agent of the aggregate principal amount of Pledged Senior Notes, and the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of Separate Senior Notes (if any) that are to be remarketed pursuant to Section 5.02(a)(ii). Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, and the Custodial Agent, pursuant to Section 5.02(a)(ii), will present for Remarketing the Pledged Senior Notes and the Separate Senior Notes (if any) that are to be remarketed to the Remarketing Agent. Upon receipt of such notice from the Purchase Contract Agent and the Custodial Agent and Pledged Senior Notes and Separate Senior Notes (if any) from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Second Remarketing Date, use its reasonable efforts to remarket (based on the Reset Rate) such Pledged Senior Notes and Separate Senior Notes on such date at a price of approximately (but not less than) 100.50% of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price. If the Remarketing Agent is able to remarket the Pledged Senior Notes and Separate Senior Notes at a price not less than 100.50% of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price (a "SUCCESSFUL SECOND REMARKETING"), the portion of the proceeds from such Successful Second Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. The Remarketing Agent shall deduct the Remarketing Fee from any amount of such proceeds in excess of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price. None of the Company, the Purchase Contract Agent or any Holders of Corporate Units or holders of Separate Senior Notes whose Senior Notes or Separate Senior Notes are so remarketed will otherwise be responsible for the payment of any Remarketing Fee in connection therewith. With respect to Separate Senior Notes, the proceeds of the Second Remarketing in excess of the Remarketing Fee attributable to the Separate Senior Notes will be remitted to the Custodial Agent for payment to the holders of Separate Senior Notes. With respect to Pledged Senior Notes, the proceeds of the Second Remarketing in excess of the sum of the Treasury Portfolio Purchase Price plus the Remarketing Fee with respect to such Pledged Senior Notes will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units. The Treasury Portfolio will be substituted for the Pledged Senior Notes and the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio will be pledged to the Collateral Agent to secure the obligation of the Holders of Corporate Units to pay the Stated Amount for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date.

         Following the occurrence of a Successful Second Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the related Senior Notes, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio and any reference herein or in the Certificates to interest on the Senior Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests in the Treasury Portfolio. The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Treasury Portfolio for Senior Notes.

         If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the Pledged Senior Notes and Separate Senior Notes (if any) in a Second Remarketing (other than to the Company) at a price not less than 100.50% of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price or the Second Remarketing is not settled in accordance with the Remarketing Agreement for any reason, including the failure to fulfill a condition precedent set forth in the Remarketing Agreement, the Second Remarketing will be deemed to have failed (a "FAILED SECOND REMARKETING"). Upon a Failed Second Remarketing, the Remarketing Agent shall return the Pledged Senior Notes and the Separate Senior Notes (if any) subject to such Remarketing to the Collateral Agent or the Custodial Agent, as the case may be.

                  (ii) Unless a Special Event Redemption has occurred prior to the Third Remarketing Date, if a Failed Second Remarketing occurs, the Remarketing Agent will use its reasonable efforts to remarket the Senior Notes (a "THIRD REMARKETING") on the Third Remarketing Date. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Third Remarketing Date for such Third Remarketing, the Purchase Contract Agent shall notify the Remarketing Agent of the aggregate principal amount of Pledged Senior Notes, and the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of Separate Senior Notes (if any) that are to be remarketed pursuant to Section 5.02(a)(ii). Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, and the Custodial Agent, pursuant to Section 5.02(a)(ii), will present for Remarketing the Pledged Senior Notes and the Separate Senior Notes (if any) that are to be remarketed to the Remarketing Agent. Upon receipt of such notice from the Purchase Contract Agent and the Custodial Agent and such Pledged Senior Notes and Separate Senior Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Third Remarketing Date, use its reasonable efforts to remarket (based on the Reset Rate) such Pledged Senior Notes and Separate Senior Notes on such date at a price of approximately (but not less than) 100.50% of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price. If the Remarketing Agent is able to remarket the Pledged Senior Notes and the Separate Senior Notes at a price not less than 100.50% of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price (a "SUCCESSFUL THIRD REMARKETING"), the portion of the proceeds from such Successful Third Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. The Remarketing Agent shall deduct the Remarketing Fee from any amount of such proceeds in excess of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price. None of the Company, the Purchase Contract Agreement or any Holders of Corporate Units or holders of Separate Senior Notes whose Senior Notes or Separate Senior Notes are so remarketed will otherwise be responsible for the payment of any Remarketing Fee in connection therewith. With respect to Separate Senior Notes, the proceeds of the Third Remarketing in excess of the Remarketing Fee attributable to the Separate Senior Notes will be remitted to the Custodial Agent for payment to the holders of Separate Senior Notes. With respect to Pledged Senior Notes, the proceeds of the Third Remarketing in excess of the sum of the Treasury Portfolio Purchase Price plus the Remarketing Fee with respect to such Pledged Senior Notes will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units. The Treasury Portfolio will be substituted for the Pledged Senior Notes and the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio will be pledged to the Collateral Agent to secure the obligation of the Holders of Corporate Units to pay the Stated Amount for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date.

         Following the occurrence of a Successful Third Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests (with respect to the Collateral Agent), rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Senior Notes, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio and any reference herein or in the Certificates to interest on the Senior Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests in the Treasury Portfolio. The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Treasury Portfolio for Senior Notes.

         If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the Pledged Senior Notes and the Separate Senior Notes (if any) in a Third Remarketing (other than to the Company) at a price not less than 100.50% of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price or the Third Remarketing is not settled in accordance with the Remarketing Agreement for any reason, including the failure to fulfill a condition precedent set forth in the Remarketing Agreement, the Third Remarketing will be deemed to have failed (a "FAILED THIRD REMARKETING"). Upon a Failed Third Remarketing, the Remarketing Agent shall return the Pledged Senior Notes and the Separate Senior Notes (if any) subject to such Remarketing to the Collateral Agent or the Custodial Agent, as the case may be.

                  (c) (i) Unless a Special Event Redemption, an Early Settlement or a Cash Merger Early Settlement has occurred prior to the Final Remarketing Date, if no Successful Remarketing has occurred prior to the Final Remarketing Date, each Holder shall have the right to satisfy such Holder's obligations under the Purchase Contract on the Purchase Contract Settlement Date in cash by notifying the Purchase Contract Agent by use of a notice in substantially the form of Exhibit F hereto of its intention to pay in cash ("CASH SETTLEMENT") prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Promptly following 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

                  (ii) A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement shall pay the Stated Amount to the Securities Intermediary for deposit in the Collateral Account prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash so received shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Stated Amount for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

                  (iii) If a Holder of a Corporate Unit does not notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with paragraph 5.02(c)(i) above, or does notify the Purchase Contract Agent in accordance with paragraph 5.02(c)(i) above but fails to make such payment as required by paragraph 5.02(c)(ii) above, such Holder shall be deemed to have consented to the disposition of the Pledged Senior Notes pursuant to the Final Remarketing as described in paragraph 5.02(d) below.

                  (iv) Promptly after 5:00 p.m. (New York City time) on the fourth Business Day preceding the Purchase Contract Settlement Date, the Collateral Agent, based on cash payments received by the Securities Intermediary pursuant to Section 5.02(c)(ii) hereof, shall promptly notify the Purchase Contract Agent and the Indenture Trustee of the aggregate principal amount of Senior Notes to be tendered for purchase in the Final Remarketing in a notice pursuant to the terms of the Pledge Agreement.

                  (d) (i) Unless a Special Event Redemption, an Early Settlement or a Cash Merger Early Settlement has occurred prior to the Final Remarketing Date, if a Failed Third Remarketing has occurred, the Senior Notes of such Holders of Corporate Units who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in paragraph 5.02(c)(i) above, or who have so notified the Purchase Contract Agent in accordance with paragraph 5.02(c)(i) above but have failed to make such payment as required by paragraph 5.02(c)(ii) above, and the Separate Senior Notes of any holder who has elected for its Separate Senior Notes to be remarketed pursuant to Section 5.02(a)(ii) will be sold by the Remarketing Agent (the "FINAL REMARKETING") on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "FINAL REMARKETING DATE"). In order to facilitate the Final Remarketing, the Purchase Contract Agent, based on the notices specified in Section 5.02(c)(iv), and the Collateral Agent, based on the notices specified in Section 5.02(a)(ii), shall notify the Remarketing Agent, by 11:00 a.m. (New York City time) on the Business Day immediately preceding the Final Remarketing Date, of the aggregate principal amount of Pledged Senior Notes or aggregate principal amount of Separate Senior Notes that are to be remarketed pursuant to Section 5.02(a)(ii), as the case may be, to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, and the Custodial Agent shall cause such Pledged Senior Notes and Separate Senior Notes to be presented to the Remarketing Agent for Remarketing.

                  (ii) Upon receipt of such notice from the Purchase Contract Agent and the Collateral Agent and the Pledged Senior Notes and Separate Senior Notes (if any) from the Collateral Agent or Custodial Agent, as set forth in clause (i) above, the Remarketing Agent shall, on the Final Remarketing Date, use its reasonable efforts to remarket (based on the Reset Rate) such Pledged Senior Notes and the Separate Senior Notes on such date equal to approximately 100.50% (or, if the Remarketing Agent is unable to remarket the Pledged Senior Notes and the Separate Senior Notes at such price, at a price below 100.50%, but in no event less than 100%, net of the Final Remarketing Fee) of the aggregate principal amount of such Senior Notes and Separate Senior Notes being remarketed, as provided in the Remarketing Agreement. If the Remarketing Agent is able to remarket the Senior Notes and Separate Senior Notes at a price equal to or greater than 100% (net of the Final Remarketing Fee) of the aggregate principal amount of the Senior Notes and Separate Senior Notes (if any) (a "SUCCESSFUL FINAL REMARKETING"), the Remarketing Agent will remit the proceeds attributable to the Remarketing of the Pledged Senior Notes from such Successful Final Remarketing to the Securities Intermediary. The Remarketing Agent shall deduct as the remarketing fee (the "FINAL REMARKETING FEE") an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the remarketed Pledged Senior Notes and Separate Senior Notes (if any); provided that such fee shall be payable out of, and only to the extent of, remarketing proceeds, if any, in excess of such amount. With respect to Separate Senior Notes, any proceeds of the Final Remarketing in excess of the Final Remarketing Fee attributable to the Separate Senior Notes will be remitted to the Custodial Agent for payment to the holders of Separate Senior Notes. The proceeds from the Remarketing remitted to the Securities Intermediary shall be invested by the Collateral Agent in Permitted Investments, in accordance with the Pledge Agreement, and then applied to satisfy in full the obligations of such Holders of Corporate Units to pay the Stated Amount for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Stated Amount and the Final Remarketing Fee will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units.

                  (iii) If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the Pledged Senior Notes and Separate Senior Notes (if any) at a price not less than 100% (net of the Final Remarketing Fee) of the aggregate principal amount of the Pledged Senior Notes and Separate Senior Notes to be remarketed in the Final Remarketing (other than to the Company) or the Final Remarketing is not settled in accordance with the Remarketing Agreement for any reason, including the failure to fulfill a condition precedent set forth in the Remarketing Agreement, the remarketing will be deemed to have failed (a "FAILED FINAL REMARKETING"). Upon a Failed Final Remarketing, the Remarketing Agent shall return the remarketed Pledged Senior Notes and Separate Senior Notes (if any) to the Collateral Agent or the Custodial Agent, as the case may be. Upon a Failed Final Remarketing, a default shall be deemed to have occurred under this Agreement and the Pledge Agreement and in accordance with the terms of the Pledge Agreement, the Collateral Agent, for the benefit of the Company, shall exercise its rights as a secured party with respect to the Pledged Senior Notes, including, without limitation, those actions specified in paragraph 5.02(e) below; provided that if upon a Failed Final Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Senior Notes, any accrued and unpaid interest on such Senior Notes shall become payable by the Company to the Purchase Contract Agent for payment to the Beneficial Owner of the Corporate Units to which such Senior Notes relate.

         (e) With respect to any Pledged Senior Notes that are subject to a Failed Final Remarketing, and any Senior Notes that are represented by a Corporate Unit with respect to which the Holder has notified the Purchase Contract Agent of his intent to effect Cash Settlement and failed to deliver the Stated Amount pursuant to Section 5.02(c)(ii), in each case resulting in an event of default under this Agreement, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph 5.02(i) below, may, in full satisfaction of the Holders' obligations under the Purchase Contracts among other things, (A) retain the Senior Notes in accordance with applicable law or
(B) dispose of the Senior Notes in accordance with applicable law, which in each case shall constitute payment in full for the aggregate Stated Amount for the shares of Common Stock to be purchased under the Purchase Contracts.

                  (f) (i) Unless a Holder of a Treasury Unit or a Corporate Unit (if the Treasury Portfolio has replaced the Senior Notes represented by such Corporate Unit) effects an Early Settlement of the Purchase Contract represented by such Unit through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.07 or a Cash Merger Early Settlement of the Purchase Contract represented by such Unit through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.04(b)(2), each Holder of a Treasury Unit or a Corporate Unit who intends to effect Cash Settlement of the Purchase Contract represented by such Unit shall so notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit F hereto prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from such Holders intending to make a Cash Settlement. Holders of Treasury Units may make Cash Settlements only in integral multiples of 40 Corporate Units.

                  (ii) A Holder of a Treasury Unit or a Corporate Unit (if the Treasury Portfolio has replaced the Senior Note represented by such Corporate Unit) who has so notified the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with paragraph 5.02(f)(i) above shall pay the Stated Amount to the Securities Intermediary for deposit in the Collateral Account prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Securities Intermediary shall be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments in excess of the Stated Amount for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

                  (iii) If a Holder of a Treasury Unit or a Corporate Unit (if the Treasury Portfolio has replaced the Senior Note represented by such Corporate Unit) fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(f)(i), or does notify the Purchase Contract Agent as provided in
         Section 5.02(f)(i) of its intention to pay the Stated Amount in cash, but fails to make such payment as required by Section 5.02(f)(ii), then upon the maturity of the Pledged Treasury Securities or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio held by the Securities Intermediary on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio received by the Collateral Agent shall be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Stated Amount shall be remitted to the Company as payment of such Holder's obligation to pay such Stated Amount under the related Purchase Contracts without receiving any instructions from the Holder. In the event the sum of the Proceeds from related Pledged Treasury Securities or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio and the Proceeds from such Permitted Investments is in excess of the aggregate Stated Amount, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Units or Corporate Units when received.

         (g) Any distribution to Holders of any payments described above shall be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         (h) Upon Cash Settlement of any Purchase Contract:

                  (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Senior Notes, the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, represented by the relevant Units to be released from the Pledge, free and clear of any security interest of the Company, and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as practicable; and

                  (ii) subject to the receipt thereof, the Purchase Contract Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Senior Notes, or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or such Treasury Securities, as the case may be (or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Senior Notes or the appropriate Applicable Ownership

         Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or such Treasury Securities, as the case may be, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state where such property is held).

         (i) The obligations of the Holders to pay the Stated Amount are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Stated Amount.

         (j) The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related Units unless the Company shall have received payment of the Stated Amount for the Common Stock to be purchased thereunder in the manner herein set forth.

SECTION 5.03. Issuance of Shares of Common Stock. Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, subject to Section 5.04(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Stated Amount payable on all Outstanding Units, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the "PURCHASE CONTRACT SETTLEMENT FUND") to which the Holders are entitled hereunder.

Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section
5.09 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

SECTION 5.04. Adjustment of Settlement Rate.

         (a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

         (1) In case the Company shall pay or make a dividend or other distribution on Common Stock in Common Stock, the Settlement Rate in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which:

                  (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

                  (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately at the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights, warrants or options, other than pursuant to any dividend reinvestment plans or share purchase plans, to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts represented by such Units) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date of announcement of such issuance, the Settlement Rate in effect at the close of business on the date of such announcement shall be increased by dividing such Settlement Rate by a fraction of which:

                  (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of such announcement plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

                  (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such announcement plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the Business Day following the date of such announcement. The Company agrees that it shall notify the Purchase Contract Agent if any issuance of such rights, warrants or options is cancelled or not completed following the announcement thereof and the Settlement Rate shall thereupon be readjusted to the Settlement Rate in effect immediately prior to the date of such announcement. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the close of business on the day preceding the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the close of business on the day preceding the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately at the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including shares of capital stock, securities, cash and property but excluding any rights, warrants or options referred to in paragraph (2) of this Section 5.04(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section 5.04(a)), the Settlement Rate in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such distribution shall be adjusted by dividing such rate by a fraction of which:

                  (i) the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock; and

                  (ii) the denominator shall be such Current Market Price per share of Common Stock,

such adjustment to become effective at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section 5.04(a) shall not be applicable. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

         (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 5.04(b) applies, as part of a distribution referred to in paragraph (4) of this Section or as a regular quarterly cash distribution) in an aggregate amount that, combined together with
(I) the aggregate amount of any other distributions (other than regular quarterly cash distributions) to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution (the "TRAILING 12 MONTH PERIOD") and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (II) the aggregate amount of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration (other than consideration payable in respect of any odd-lot tender offer) payable in respect of any tender or exchange offer by the Company or any of its subsidiaries and calculated as of the expiration of such tender or exchange offer for all or any portion of the Common Stock concluded within the Trailing 12 Month Period and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date, then, in such case, the Settlement Rate in effect at the close of business on such record date shall be adjusted by dividing such rate by a fraction of which:

                  (i) the numerator shall be the Current Market Price of Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock; and

                  (ii) the denominator shall be the Current Market Price of Common Stock,

such increase to be effective at the opening of business on the day following the record date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Unit shall have the right to receive upon settlement of the Units the amount of cash such Holder would have received had such Holder settled each Unit on the record date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

         (6) If the Company or any subsidiary of the Company shall make a tender or exchange offer (other than any odd-lot tender offer) for all or any portion of the Common Stock and upon expiration of such tender or exchange offer (as amended upon the expiration thereof) the Company or its subsidiary shall be required to pay to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as herein defined) any consideration, then if the sum of (I) the fair market value of the aggregate consideration to be paid in such tender offer or exchange offer (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) plus (II) the aggregate of the cash plus the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer), by the Company or any subsidiary of the Company for all or any portion of Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph
(6) has been made, plus (III) the aggregate amount of any distributions (other than regular quarterly cash distributions) to all holders of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph
(5) has been made, exceeds 10% of the product of the Current Market Price per share of Common Stock as of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, the Settlement Rate in effect at the close of business on the day of the Expiration Time shall be adjusted by dividing by a fraction:

                  (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (I), (II) and (III) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); and

                  (ii) the denominator of which shall be equal to the product of
         (A) the Current Market Price per share of Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES"), such adjustment to become effective at the opening of business on the date following the date of the Expiration Time.

         (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.04(b) applies) shall be deemed to involve:

                  (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section); and

                  (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (8) The "CURRENT MARKET PRICE" per share of Common Stock on any date of determination means the average of the daily Closing Prices on each of the twenty (20) consecutive Trading Days ending on the earlier of such date of determination and the day before the "ex date" with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (10) The Company may, but shall not be required to, make such increases in the Settlement Rate, in addition to those required by this Section, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(11) The Company has entered into a Rights Agreement dated as of March 12, 1999 (the "RIGHTS AGREEMENT") with EquiServe Trust Company, N.A. pursuant to which share purchase rights (the "RIGHTS") have been, and may in the future be, issued in respect of shares of Common Stock. Each share of Common Stock issued upon settlement of any Purchase Contract pursuant to this Article 5 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such settlement shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such settlement. If after the date of this Agreement the Rights separate from the Common Stock in accordance with the provisions of the Rights Agreement so that a Holder would not be entitled to receive any Rights in respect of the Common Stock issuable upon settlement of such Purchase Contract, the Settlement Rate will be adjusted as provided in this
Section 5.04 on the separation date, subject to readjustment in the event of the expiration, termination or redemption of the Rights. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon settlement Holders will receive, in addition to the Common Stock issuable upon such settlement, the Rights that would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement. If the Company hereafter adopts any stockholder rights plan similar to the Rights Agreement, a Holder shall be entitled to receive upon settlement of its Purchase Contracts in addition to the shares of Common Stock issuable upon settlement the related rights for the Common Stock whether or not the rights under the future stockholder rights plan have separated from the Common Stock at the time of settlement but otherwise subject to the generally applicable terms of such plan and no additional adjustment to the Settlement Rate shall be made for the future stockholder rights plan under this Section 5.04.

         (b) Adjustment for Consolidation, Merger or Other Reorganization Event.

         (1) In the event of:

                  (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);

                  (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

                  (iii) any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition); or

                  (iv) any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event (any event described in clauses (i), (ii), (iii) and
         (iv), a "REORGANIZATION EVENT"),

each Purchase Contract shall become, without the consent of the Holder of the Unit representing such Purchase Contract, an agreement to purchase only the kind of securities, cash and other property receivable upon consummation of such Reorganization Event by a holder of Common Stock immediately prior to the closing date of such Reorganization Event.

The amount of such securities, cash and other property receivable upon settlement of each such Purchase Contract after the consummation of the Reorganization Event shall be based on the value as of such settlement date of the hypothetical amount of securities, cash and other property that would have been received upon consummation of the Reorganization Event in exchange for the maximum number of Common Stock deliverable under a Purchase Contract immediately prior to the closing date of the Reorganization Event (collectively, the "EXCHANGE PROPERTY"). In determining the kind and amount of the Exchange Property pursuant to the foregoing, it will be assumed that such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

The actual amount of Exchange Property receivable upon settlement of each Purchase Contract shall be (1) in the case of settlement on the Purchase Contract Settlement Date or pursuant to Section 5.04(b)(2), a variable amount based upon the applicable Settlement Rate and the Adjusted Applicable Market Value of the Exchange Property at such time and (2) in the case of any Early Settlement, determined in accordance with the procedures described under Section
5.07 using the Settlement Rate that results in the minimum amount of Exchange Property being delivered under such Purchase Contract.

For purposes of this Section 5.04(b)(1) and Section 5.04(b)(2), the term "Adjusted Applicable Market Value" shall be deemed to refer to the "Adjusted Applicable Market Value" of the Exchange Property, and such value shall be determined (A) with respect to any publicly traded securities that comprise all or part of the Exchange Property, based on the Closing Price of such securities,
(B) in the case of any cash that comprises all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that comprises all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that prior to the separation of the Rights or any similar stockholder rights from the Common Stock, such Rights or similar stockholder rights shall be deemed to have no value. The term "Closing Price" shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. The term "Trading Day" shall be deemed to refer to any publicly traded securities that comprise all or part of the Exchange Property.

In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Unit shall have the rights provided by this Section 5.04(b). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section

5.04. The above provisions of this Section 5.04 shall similarly apply to successive Reorganization Events.

         (2) In the event of a consolidation or merger of the Company with or into another Person or any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), in each case in which 30% or more of the total consideration paid to the Company's shareholders consists of cash or cash equivalents (a "CASH MERGER"), a Holder of a Unit may settle ("CASH MERGER EARLY SETTLEMENT") the Purchase Contract represented by such Unit, upon the conditions set forth below, at the Settlement Rate in effect immediately prior to the closing of the Cash Merger; provided that (i) the Cash Merger Early Settlement Date (as defined below) is no later than the fifth Business Day immediately preceding the Purchase Contract Settlement Date and
(ii) no Cash Merger Early Settlement will be permitted pursuant to this Section 5.04(b)(2) unless, at the time such Cash Merger Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use commercially reasonable efforts to (A) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (B) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Cash Merger Early Settlement. If a Holder effects a Cash Merger Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Cash Merger Early Settlement Date, the aggregate amount of any Deferred Contract Adjustment Payments and any Accrued and Unpaid Contract Adjustment Payments since the immediately preceding Payment Date with respect to such Purchase Contracts. The Company shall pay such amount as a credit against the amount otherwise payable by the Holders to effect such Cash Merger Early Settlement.

Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of Units of such completion of a Cash Merger, which shall specify the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(2), the date on which such Cash Merger Early Settlement shall occur (which date shall be 10 days after the date of such written notice by the Company, but which shall in no event be later than the fifth Business Day immediately preceding the Purchase Contract Settlement Date) (the "CASH MERGER EARLY SETTLEMENT DATE"), the applicable Settlement Rate and the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder upon settlement, including the amount of Contract Adjustment Payments receivable upon settlement.

Corporate Units Holders and Treasury Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(2) in integral multiples of 40 Corporate Units or Treasury Units, as the case may be. If the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, Corporate Units Holders may only effect Cash Merger Early Settlement pursuant to this
Section 5.04(b)(2) in multiples of 64,000 Corporate Units. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above,

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

the provisions of Section 5.01(a) shall apply with respect to a Cash Merger Early Settlement pursuant to this Section 5.04(b)(2).

In order to exercise the right to effect Cash Merger Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, no later than 5:00 p.m. (New York City time) on the third Business Day immediately preceding the Cash Merger Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Cash Merger Early Settlement, less the amount of any Contract Adjustment Payments payable to the Holder on the Cash Merger Early Settlement Date.

If a Holder properly effects an effective Cash Merger Early Settlement in accordance with the provisions of this Section 5.04(b)(2), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Cash Merger Early Settlement Date:

                  (i) the kind and amount of securities, cash and other property receivable upon such Cash Merger by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Cash Merger (based on the Settlement Rate in effect at such time), assuming such Holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Cash Merger provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Cash Merger (provided that if the kind or amount of securities, cash and other property receivable upon such Cash Merger is not the same for each non-electing share, then for the purpose of this Section 5.04(b)(2), the kind and amount of securities, cash and other property receivable upon such Cash Merger by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). For the avoidance of doubt, for the purposes of determining the Adjusted Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the date of the closing of the Cash Merger shall be deemed to be the Purchase Contract Settlement Date;

                  (ii) the Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Cash Merger Early Settlement; and

                  (iii) if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(2).

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

         (c) All calculations and determinations pursuant to this Section 5.04 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

         (d) The Corporate Units or the Treasury Units of the Holders who do not elect Cash Merger Early Settlement in accordance with the foregoing will continue to remain outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.

SECTION 5.05. Notice of Adjustments and Certain Other Events.

         (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.04 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware):

                  (i) compute the adjusted Settlement Rate in accordance with
         Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                  (ii) provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

         (b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officers' Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

SECTION 5.06. Termination Event; Notice.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation

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

of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

Upon and after the occurrence of a Termination Event, the Units shall thereafter represent solely the right to receive the Senior Notes, the Treasury Securities or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, represented by such Units, in accordance with the provisions of
Section 5.04 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

SECTION 5.07. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Purchase Contracts represented by Units may be settled early ("EARLY SETTLEMENT") at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date; provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use commercially reasonable efforts to (A) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (B) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement.

         (b) In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, at any time prior to 5:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "EARLY SETTLEMENT AMOUNT") equal to:

                  (i) the sum of (A) the product of (I) the Stated Amount, times
         (II) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts, less

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

                  (ii) the amount of any Deferred Contract Adjustment Payments payable to such Holder as a result of such Early Settlement.

Except as provided in the immediately preceding sentence, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract since the immediately preceding Payment Date or on account of any dividends on the Common Stock issued upon such Early Settlement. However, a Holder effecting an Early Settlement of some or all of its Purchase Contracts shall be entitled to receive, on the date it receives the shares of Common Stock referred to in Section 5.07(d), the amount of any Deferred Contract Adjustment Payments with respect to such Purchase Contracts, calculated as of the immediately preceding Payment Date. The amount of such Deferred Contract Adjustment Payments shall be credited against the amount otherwise payable by the Holder to effect such Early Settlement as set forth in clause (ii) above. If the foregoing requirements are first satisfied with respect to Purchase Contracts represented by any Units at or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the "EARLY SETTLEMENT DATE" with respect to such Units and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "EARLY SETTLEMENT DATE" with respect to such Units shall be the next succeeding Business Day.

Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Purchase Contract Agent shall then, in accordance with Section 5.06 of the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount and (C) all conditions to such Early Settlement have been satisfied.

Holders of Treasury Units may only effect Early Settlement pursuant to this
Section 5.07 in integral multiples of 40 Treasury Units. If the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, Corporate Units Holders may only effect Early Settlement pursuant to this
Section 5.07 in integral multiples of 64,000 Corporate Units.

Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any accrued and unpaid Contract Adjustment Payments since the immediately preceding Payment Date and any future Contract Adjustment Payments with respect to such Purchase Contracts shall immediately and automatically terminate.

         (c) Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive, 0.3501 shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the "EARLY SETTLEMENT RATE"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted pursuant to Section 5.04.

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         (d) No later than the third Business Day after the applicable Early
Settlement Date, the Company shall cause:

                  (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.09; and

                  (ii) the related Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as applicable, in the case of Corporate Units, or the related Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

         (e) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units:

                  (i) transfer to the Holder the Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, represented by such Units,

                  (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.09, and

                  (iii) if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.07(a).

         (f) In the event that Early Settlement is effected with respect to Purchase Contracts represented by less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

         (g) A Holder of a Unit who effects Early Settlement may elect to have the Senior Notes no longer represented by a Corporate Unit remarketed in accordance with the provisions of Section 5.02.

SECTION 5.08. Intentionally Omitted.

SECTION 5.09. No Fractional Shares.

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No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock that shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock that would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share times the Applicable Market Value calculated as if the date of such settlement were the Purchase Contract Settlement Date. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.09 in a timely manner.

SECTION 5.10. Charges and Taxes.

The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 5.11. Contract Adjustment Payments.

         (a) Subject to Section 5.11(d) and Section 5.12, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the Borough of Manhattan, New York City maintained for that purpose. If the book-entry system for the Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent. If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of any such delay); provided that if such Business Day is in the next succeeding calendar year, then payment of the Contract Adjustment Payments will be made on the Business Day

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immediately preceding such Business Day. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Adjustment Payments will accrue from June 24, 2003.

         (b) Upon the occurrence of a Termination Event, the Company's obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments and any Deferred Contract Adjustment Payments) shall cease.

         (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments and Deferred Contract Adjustment Payments, which right was carried by the Purchase Contracts represented by such other Certificates.

         (d) In the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the Purchase Contract represented by such Unit is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Unit is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the Purchase Contract represented by such Unit is effected, Contract Adjustment Payments that would otherwise be payable after the Early Settlement or Cash Merger Early Settlement Date with respect to such Purchase Contract shall not be payable.

         (e) The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Indebtedness.

         (f) In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.11(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Indebtedness may have been issued), or (ii) the maturity of any Indebtedness shall have been accelerated because of a default in respect of such Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of

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Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Indebtedness may have been issued), then:

                  (i) the holders of all Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments on the Purchase Contracts represented by the Units;

                  (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Units would be entitled except for the provisions of Section 5.11(e) through (q), shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Indebtedness held or represented by each, to the extent necessary to make payment in full of all Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Units; and

                  (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, shall be received by the Purchase Contract Agent or the Holders of any of the Units when such payment or distribution is prohibited pursuant to Section 5.11(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Indebtedness remaining unpaid until all such Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Indebtedness.

         (g) For purposes of Section 5.11(e) through (q), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.11(e) through
(q) with respect to such Contract Adjustment Payments on the Units to the payment of all Indebtedness which may at the time be outstanding; provided that
(i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii)

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the rights of the holders of the Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

         (h) Any failure by the Company to make any payment on or perform any other obligation under Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.11(e) through
(g) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if
(i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

         (i) Subject to the irrevocable payment in full of all Indebtedness, the Holders of the Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts represented by the Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Indebtedness until all such Contract Adjustment Payments owing on the Units shall be paid in full, and as between the Company, its claimholders other than holders of such Indebtedness and the Holders, no such payment or distribution made to the holders of Indebtedness by virtue of Section 5.11(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Indebtedness, it being understood that the provisions of Section 5.11(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Indebtedness, on the other hand.

         (j) Nothing contained in Section 5.11(e) through (q) or elsewhere in this Agreement or in the Units is intended to or shall impair, as among the Company, its claimholders other than the holders of Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and claimholders of the Company other than the holders of Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.11(e) through (q), of the holders of Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

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         (k) Upon payment or distribution of assets of the Company referred to in Section 5.11(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.11(e) through (q).

         (l) The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Indebtedness to participate in any payment or distribution pursuant to Section 5.11(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.11(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         (m) Nothing contained in Section 5.11(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these
Section 5.11(e) through (q).

         (n) Each Holder of Units, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section
5.11 (e) through (q) and appoints the Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.

         (o) The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.11(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent from the Company, any Holder, or the holder or representative of

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

any Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

         (p) The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Indebtedness at the time held by it, to the same extent as any other holder of Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

         (q) No right of any present or future holder of any Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         (r) Nothing in this Section 5.11 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

         (s) With respect to the holders of Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of Indebtedness shall be entitled by virtue of this Section 5.11 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

        SECTION 5.12. Deferral of Contract Adjustment Payments. (a) The Company has the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date (or, in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be), but only if the Company shall give the Holders and the Purchase Contract Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders, but in any event not less than one Business Day prior to such Record Date. If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment

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Payments at a rate equal to 7.00% per annum, compounding on each succeeding
Payment Date, until such deferred installments are paid in full (such deferred installments of Contract Adjustment Payments together with the accrued additional Contract Adjustment Payments thereon, being referred to herein as the "DEFERRED CONTRACT ADJUSTMENT PAYMENTS"). Deferred Contract Adjustment Payments shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section.

         (b) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date (or, in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be), each Holder will receive on the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable, the aggregate amount of Deferred Contract Adjustment Payments to the extent such amounts are not deducted from the Stated Amount in the case of a Cash Settlement, any Early Settlement or any Cash Merger Early Settlement. The Company shall pay such amount on the Purchase Contract Settlement Date (or, in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be) in the manner described in Section 5.11(a).

         (c) In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until all Deferred Contract Adjustment Payments have been paid, the Company shall not, and shall not permit any of its subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or their capital stock; provided that the Company's subsidiaries will not be restricted from declaring or paying such dividends, or making such distributions, to the Company or any of the Company's other subsidiaries as a result of the foregoing.

                                   ARTICLE 6

                                    REMEDIES

         SECTION 6.01. Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock.

         Each Holder of a Unit shall have the right, which is absolute and unconditional, (i) subject to Article 5, to receive each Contract Adjustment Payment with respect to the Purchase Contract represented by such Unit on the applicable Payment Date and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive

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Contract Adjustment Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.02. Restoration of Rights and Remedies.

         If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

         SECTION 6.03. Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.04. Delay or Omission Not Waiver.

         No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

         SECTION 6.05. Undertaking for Costs.

         All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of interest on any Senior Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts represented by any Unit held by such Holder.

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         SECTION 6.06. Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                          THE PURCHASE CONTRACT AGENT

         SECTION 7.01. Certain Duties and Responsibilities.

         (a) The Purchase Contract Agent:

         (1) undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement, the Pledge Agreement and the Remarketing Agreement and no implied covenants or obligations shall be read into this Agreement, the Pledge Agreement or the Remarketing Agreement against the Purchase Contract Agent; and

         (2) in the absence of bad faith or gross negligence on its part, may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, the Pledge Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

         (b) No provision of this Agreement, the Pledge Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

         (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

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         (2) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts; and

         (3) no provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (c) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

         (d) The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Purchase Contract Agent.

         SECTION 7.02. Notice of Default.

         Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

         SECTION 7.03. Certain Rights of Purchase Contract Agent.

         Subject to the provisions of Section 7.01:

         (1) the Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Senior Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Agreement or the Pledge Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this

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Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Company;

         (4) the Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;

         (6) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;

         (7) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (8) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith or gross negligence by it;

         (9) the Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Units and this Agreement;

         (10) the Purchase Contract Agent may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

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         (11) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

         (12) The Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein.

         SECTION 7.04. Not Responsible for Recitals or Issuance of Units.

         The recitals contained herein, in the Pledge Agreement, the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units, or of the Pledge Agreement or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

         SECTION 7.05. May Hold Units.

         Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Units.

         SECTION 7.06. Money Held in Custody.

         Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent's other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.

         SECTION 7.07. Compensation and Reimbursement.

         The Company agrees:

         (1) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

         (2) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances

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

incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement, the Pledge Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and

         (3) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent (and each of its directors, officers, agents and employees (collectively, the "INDEMNITEES") for, and to hold it harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement and the Remarketing Agreement, including the Indemnitees' reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent's powers or duties hereunder or thereunder.

         The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

         SECTION 7.08. Corporate Purchase Contract Agent Required; Eligibility.

         There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 7.09. Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of
Section 7.10.

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

         (b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

         (c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

         (d) If at any time:

                  (1) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months;

                  (2) the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                  (3) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

         (e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract

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

Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

         (f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

         SECTION 7.10. Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

         (b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

         (c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

         SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase

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Contract Agent may adopt such authentication and execution and deliver the
Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

         SECTION 7.12. Preservation of Information; Communications to Holders.

         (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

         (b) If three or more Holders (herein referred to as "APPLICANTS") apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

         SECTION 7.13. No Obligations of Purchase Contract Agent.

         Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement, the Pledge Agreement or the Remarketing Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action.

         SECTION 7.14. Tax Compliance.

         (a) The Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such

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compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

         (b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(2) hereof.

         (c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                  ARTICLE 8

                           SUPPLEMENTAL AGREEMENTS

         SECTION 8.01. Supplemental Agreements Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

                  (1) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

                  (2) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;

                  (3) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

                  (4) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b); or

                  (5) except as provided for in Section 5.04, cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or make any other provisions with respect to such matters or questions arising

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         under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.

         SECTION 8.02. Supplemental Agreements with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Outstanding Units voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,

                  (1) change any Payment Date;

                  (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Purchase Contract, unless such change is not adverse to the Holders, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

                  (3) impair the right to institute suit for the enforcement of any Purchase Contract or payment of any Contract Adjustment Payments;

                  (4) reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder's rights under the Purchase Contract;

                  (5) reduce any Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable; or

                  (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Purchase Contracts or the Pledge Agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous

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

consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (6) above.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 8.03. Execution of Supplemental Agreements.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully authorized and protected in relying upon, an Opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and an Officers' Certificate stating that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 8.04. Effect of Supplemental Agreements.

         Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

         SECTION 8.05. Reference to Supplemental Agreements.

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

                                   ARTICLE 9

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 9.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.

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         The Company covenants that it will not consolidate with, convert into, or merge with and into, any other corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person, unless:

                  (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto) and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such corporation; and

                  (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, be in default of payment obligations under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto) or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.

         SECTION 9.02. Rights and Duties of Successor Corporation.

         In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.01, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of The Chubb Corporation, any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

         In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

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

         SECTION 9.03. Officers' Certificate and Opinion of Counsel Given to Purchase Contract Agent.

         The Purchase Contract Agent, subject to Sections 7.01 and 7.03, shall receive an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and an Officers' Certificate that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.

                                   ARTICLE 10

                                   COVENANTS

         SECTION 10.1. Performance under Purchase Contracts.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

         SECTION 10.2. Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Corporate Units and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates Bank One Trust Company, N.A., 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041 as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address set forth in the previous sentence, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the

Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

         SECTION 10.03. Company to Reserve Common Stock.

         The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts represented by the Units evidenced by Outstanding Certificates.

         SECTION 10.04. Covenants as to Common Stock.

         The Company covenants that all shares of Common Stock that may be issued against tender of payment in respect of any Purchase Contract represented by the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 10.05. Statements of Officers of the Company as to Default.

         The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         SECTION 10.06. Tax Treatment. The Company covenants and agrees, and by purchasing a Corporate Unit each Holder agrees, for United States federal, state and local tax purposes, to (i) treat a Holder's acquisition of the Corporate Units as the acquisition of the Senior Note and Purchase Contracts represented by the Corporate Units, (ii) treat the Senior Notes as indebtedness of the Company and (iii)each Holder as the owner of the applicable interest in the Collateral Account, including the Senior Notes and Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        THE CHUBB CORPORATION

                                        By: /s/ JOHN D. FINNEGAN
                                            ------------------------------------
                                                  John D. Finnegan
                                                  Chief Executive Officer

                                        BANK ONE TRUST COMPANY, N.A.,
                                        as Purchase Contract Agent

                                        By: /s/ SANDRA WHALEN
                                            ------------------------------------
                                                  Sandra Whalen
                                                  Vice President

                                                                       EXHIBIT A

                  (FORM OF FACE OF CORPORATE UNITS CERTIFICATE)

         [For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. 1                                                      CUSIP No. 171232 50 7
Number of Corporate Units: 18,400,000

                              THE CHUBB CORPORATION
                                 Corporate Units

This Corporate Units Certificate certifies that [Cede & Co.] [_______] is the registered Holder of the number of Corporate Units set forth above [For inclusion in Global Certificates only - or such other number of Corporate Units as is reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto]. Each Corporate Unit represents (i) either (a) the beneficial ownership by the Holder of $25.00 principal amount of Senior Notes due August 16, 2008 (the "SENIOR NOTES") of The Chubb Corporation, a New Jersey corporation (the "COMPANY"), subject to the Pledge of such Senior Note by such Holder pursuant to the Pledge.

Agreement, or (b) upon the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date or a Successful Remarketing of the Senior Notes prior to the Final Remarketing Date, the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, represented by each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract represented by such Corporate Unit.

         The Pledge Agreement provides that all payments of the principal amount with respect to any of the Pledged Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, or interest or distributions on any Pledged Senior Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, represented by the Corporate Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) interest on Pledged Senior Notes or distributions with respect to the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, and (B) any payments of the principal amount of any Senior Notes or with respect to the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and
(ii) in the case of payments with respect to the principal amount of the Senior Notes or with respect to the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units representing such Pledged Senior Notes or the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, under the Purchase Contracts represented by such Corporate Units. Interest on the Senior Notes and distributions on the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, represented by a Corporate Units evidenced hereby, which are payable quarterly in arrears on February 16, May 16, August 16, and

November 16 of each year, commencing August 16, 2003 (a "PAYMENT DATE"), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on August 16, 2006 (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $25.00 (the "STATED AMOUNT"), a number of newly issued shares of common stock, par value $1.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Stated Amount for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the principal amount with respect to any Pledged Senior Notes pursuant to the Remarketing or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

         Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local tax purposes, to (i) treat an acquisition of the Corporate Units as an acquisition of the Senior Notes and Purchase Contracts represented by the Corporate Units and (ii) treat itself as owner of the applicable interest in the Collateral Account, including the Senior Notes and the Applicable Ownership Interests in the Treasury Portfolio.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract represented by a Corporate Unit evidenced hereby, an amount (the "CONTRACT ADJUSTMENT PAYMENTS") equal to 4.75% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Contract Adjustment Payments.

         Interest on the Senior Notes and distributions on the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) and the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

                                        The Chubb Corporation

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        HOLDER SPECIFIED ABOVE (as to
                                        obligations of such Holder under the
                                        Purchase Contracts)

                                        By: BANK ONE TRUST COMPANY,
                                        N.A., not individually but solely as
                                        Attorney-in-Fact of such Holder

                                        By: ____________________________________
                                            Name:
                                            Title:

DATED:__________________

                          CERTIFICATE OF AUTHENTICATION
                           OF PURCHASE CONTRACT AGENT

         This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                        By:  BANK ONE TRUST COMPANY, N.A.,
                                        as Purchase Contract Agent

                                        By: ____________________________________
                                            Name:
                                            Title:

Dated: ____________________

                 (FORM OF REVERSE OF CORPORATE UNIT CERTIFICATE)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 24, 2003 (as may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT"), between the Company and Bank One Trust Company, N.A., as Purchase Contract Agent (including its successors hereunder, the "PURCHASE CONTRACT AGENT"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on August 16, 2006 (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $25.00 (the "STATED AMOUNT"), a number of newly issued shares of common stock, par value $1.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract. The "SETTLEMENT RATE" is equal to:

         (1) if the Adjusted Applicable Market Value (as defined below) is greater than $71.40 (the "THRESHOLD APPRECIATION PRICE"), 0.3501 shares of Common Stock per Purchase Contract;

         (2) if the Adjusted Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than or equal to $59.50 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; and

         (3) if the Adjusted Applicable Market Value is less than the Reference Price, 0.4202 shares of Common Stock per Purchase Contract;

in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby that is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Corporate Units to purchase at the Stated Amount, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

         The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date subject to adjustments set forth under Section 5.04 of the Purchase Contract Agreement.

         The "ADJUSTED APPLICABLE MARKET VALUE" means (i) prior to any adjustment of the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5),
(6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value, and (ii) at the time of and after any adjustment of the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value multiplied by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4),
(5), (6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement and the denominator of which shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of Section 5.04(a) of the
Purchase Contract Agreement during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

         The "CLOSING PRICE" per share of Common Stock on any date of determination means:

         (1) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

         (2) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which Common Stock is so listed;

         (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the last reported sale price per share as reported by The Nasdaq National Market, Inc.;

         (4) if the Common Stock is not so reported by the Nasdaq National Market, Inc., the last quoted bid price for Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

         (5) if such bid price, referred to in clause (4), is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate Units Certificate may pay the Stated Amount for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or a Remarketing of the related Pledged Senior Notes. Unless the Treasury Portfolio has replaced the Senior Notes represented by Corporate Units, a Holder of Corporate Units who (1) does not, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, or (2) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, shall pay the Stated Amount for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Senior Notes held by the Collateral Agent unless the Holder has previously made a Cash Merger Early Settlement. Unless the Treasury Portfolio has replaced the Senior Notes represented by Corporate Units, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the Final Remarketing Date. If the Treasury Portfolio has replaced the Senior Notes represented by Corporate Units, a Holder of Corporate Units who does not notify the Purchase Contract Agent, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of its intention to effect a Cash Settlement shall pay the Stated Amount for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds at maturity of the Applicable Ownership Interests (as defined in clause
(i) of the definition of such term) in the Treasury Portfolio.

         If, as provided in the Purchase Contract Agreement, upon the occurrence of a Failed Final Remarketing, the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Senior Notes related to this Corporate Units Certificate, any accrued and unpaid interest on such Pledged Senior Notes shall become payable by the Company to the Purchase Contract Agent for payment to the Beneficial Owner of the Corporate Units to which such Senior Notes relate.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Stated Amount for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder hereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause
(i) of the definition of such term) in the Treasury Portfolio represented by each Corporate Unit from the Pledge. A Corporate Unit shall thereafter represent the right to receive the Senior Note or the appropriate Applicable Ownership Interests in the Treasury Portfolio represented by such Corporate Units in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         Under the terms of the Pledge Agreement and the Purchase Contract Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Senior Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the Corporate Units Holders a notice:

         (1) containing such information as is contained in the notice or solicitation;

         (2) stating that each Corporate Units Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Senior Notes represented by such Holder's Corporate Units; and

         (3) stating the manner in which such instructions may be given.

Upon the written request of the Corporate Units Holders on such record date, received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Senior Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Senior Note evidenced by such Corporate Unit.

         Upon the occurrence of a Special Event Redemption, the Collateral Agent shall surrender the Pledged Senior Notes against delivery of an amount equal to the aggregate Redemption Price of the Pledged Senior Notes and shall deposit funds in the Collateral Account in exchange for the Pledged Senior Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the aggregate Redemption Amount of such funds to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio, and promptly (a) transfer the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of Corporate Units to purchase shares of Common Stock under the Purchase Contracts represented by such Corporate Units, (b) transfer the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio to the Purchase Contract Agent for the benefit of the Holders of such Corporate Units and (C) remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Corporate Units.

         Upon the occurrence of a Successful Remarketing of Senior Notes prior to the Final Remarketing Date, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such proceeds of such Successful Remarketing to the Purchase Contract Agent for payment to the Holders of such Corporate Units.

         Following the occurrence of (i) a Special Event Redemption prior to the Purchase Contract Settlement Date, or (ii) a Successful Remarketing of the Senior Notes prior to the Final Remarketing Date, the Holders of Corporate Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Senior Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Senior Notes shall be deemed to be a reference to such Treasury Portfolio.

         The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for a Senior Note, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract represented by a Corporate Units remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Units in respect of the Senior Notes and Purchase Contract represented by such Corporate Units may be transferred and exchanged only as a Corporate Unit.

         Unless the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, and subject to the conditions set forth in the Purchase Contract Agreement, the Holder of Corporate Units may substitute, at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, for the Pledged Senior Notes securing such Holder's obligations under the related Purchase Contracts, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Pledged Senior Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Unit for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "TREASURY UNIT". A Holder may make such Collateral Substitution only in integral multiples of 40 Corporate Units for 40 Treasury Units.

         If the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, a Holder may, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio, but only in integral multiples of 64,000 Corporate Units. In such an event, the Holder shall transfer Treasury Securities to the Collateral Agent, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio.

         The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Corporate Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

         The Company has the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date (or in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be). If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Purchase Contract Payments at a rate equal to 7.00% per annum, compounding on each succeeding Payment Date, until such deferred installments are paid. In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date (or, in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early

Settlement Date or Cash Merger Early Settlement Date, as the case may be), each Holder will receive on the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable, the aggregate amount of Deferred Contract Adjustment Payments to the extent such fees are not deducted from the Stated Amount in the case of a Cash Settlement or any Early Settlement or Cash Merger Early Settlement.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly, but in no event later than two Business Days thereafter, give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts represented by Units may be settled early at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date ("EARLY SETTLEMENT") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Corporate Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to:

         (i) the sum of (A) the product of (I) the Stated Amount, times (II) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts, less

         (ii) the amount of any Deferred Contract Adjustment Payments payable to such Holder as a result of such Early Settlement.

         Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Senior Notes or Pledge Applicable Ownership Interests (as specified in clause (i) of the definition of such term) represented by such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract represented by a Corporate Unit as to which Early Settlement is effected equal to 0.3501 shares of Common Stock per Purchase Contract (the "EARLY SETTLEMENT RATE"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in Section 5.04 of the Purchase Contract Agreement.

         Upon the occurrence of a Cash Merger, a Holder of Corporate Units may effect Cash Merger Early Settlement of the Purchase Contract represented by such Corporate Units pursuant to the terms of Section 5.04(b)(2) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Pledged Senior Notes or Pledged Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio represented by such Corporate Units shall be released from the Pledge as provided in the Pledge Agreement.

         Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Corporate Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts represented by the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, represented by this Corporate Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments with respect to the aggregate principal amount of the Pledged Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause
(i) of the definition of such term) in the Treasury Portfolio, as the case may be, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of not less than a majority of the Outstanding Units.

         The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

         Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable on the Senior Notes, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                   as tenants in common
UNIF GIFT MIN ACT:         ______________________ Custodian ____________________
                                   (cust)                         (minor)

                           Under Uniform Gifts to Minors Act of  _______________
                           _____________________________________________________

TENANT:                    as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                      __________________________________

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                                      unto

________________________________________________________________________________
 (Please insert Social Security or Taxpayer I.D. or other Identifying Number of
                                   Assignee)

________________________________________________________________________________
  (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Corporate Units Certificates on the books of The Chubb Corporation, with full power of substitution in the premises.

Dated: __________________________       Signature ______________________________

                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.


         Signature Guarantee: ________________________________________

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts represented by the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: ____________________________          ___________________________________
                                             Signature
                                             Signature Guarantee: ______________
                                             (if assigned to another person)

If shares are to be registered in the        REGISTERED HOLDER
name of and delivered to a Person other
than the Holder, please (i) print such
Person's name and address and (ii)           Please print name and address of
provide a guarantee of your signature:       Registered Holder:

______________________________________       ___________________________________
Name                                         Name

______________________________________       ___________________________________
Address                                      Address
______________________________________       ___________________________________
______________________________________       ___________________________________
______________________________________       ___________________________________

Social Security or other
Taxpayer Identification
Number, if any                               ___________________________________

              ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

         The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts represented by the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Senior Notes or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _____________________________          __________________________________
                                              Signature

Signature Guarantee: _________________________

         Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate      REGISTERED HOLDER
Units Certificates are to be registered
in the name of and delivered to and
Pledged Senior Notes or the Applicable
Ownership Interests in the Treasury
Portfolio, as the case may be, are to
be transferred to a Person other than
the Holder, please print such Person's
name and address:

                                            Please print name and address of
                                            Registered Holder:

______________________________________      ____________________________________
Name                                        Name

______________________________________      ____________________________________
Address                                     Address
______________________________________      ____________________________________
______________________________________      ____________________________________
______________________________________      ____________________________________

Social Security or other
Taxpayer Identification

Number, if any                              ____________________________________

Transfer Instructions for Pledged Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

                                                                          Number of Corporate
                         Amount of increase in   Amount of decrease in  Units evidenced by this
                          Number of Corporate     Number of Corporate      Global Certificate    Signature of authorized
                        Units evidenced by the  Units evidenced by the      following such        signatory of Purchase
         Date             Global Certificate      Global Certificate     decrease or increase          Contract Agent
----------------------  ----------------------  ----------------------  -----------------------  -----------------------
----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

                                                                       EXHIBIT B

                   (FORM OF FACE OF TREASURY UNIT CERTIFICATE
           For Treasury Units containing Treasury securities maturing on July 15, 2006)

         [For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. 1                                                      CUSIP No. 171232 60 6
Number of Treasury Units: 0

                              The Chubb Corporation
                                 Treasury Units

         This Treasury Units Certificate certifies that [Cede & Co.] [__________________] is the registered Holder of the number of Treasury Units set forth above [For inclusion in Global Certificates only - or such other number of Treasury Units as is reflected in the Schedule of

 Increases or Decreases in the Global Certificate attached hereto]. Each Treasury Unit represents (i) a 1/40 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with The Chubb Corporation, a New Jersey corporation (the "COMPANY"). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Treasury Securities represented by each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract represented by such Treasury Unit. Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on August 16, 2006 (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $25.00 (the "STATED AMOUNT"), a number of newly issued shares of common stock, par value $1.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Stated Amount for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Treasury Units of which such Purchase Contract is a part.

         Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local tax purposes, to (i) treat an acquisition of the Treasury Units as an acquisition of the Treasury Securities and Purchase Contracts represented by the Treasury Units and (ii) treat itself as owner of the applicable interest in the Collateral Account, including the Treasury Securities.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract represented by a Treasury Unit evidenced hereby, an amount (the "CONTRACT ADJUSTMENT PAYMENTS") equal to 4.75% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Contract Adjustment Payments.

         Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Treasury Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

                                        The Chubb Corporation

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        HOLDER SPECIFIED ABOVE (as to
                                        obligations of such Holder under the
                                        Purchase Contracts)

                                        By: BANK ONE TRUST COMPANY,
                                        N.A., not individually but solely as
                                        Attorney-in-Fact of such Holder

                                        By: ____________________________________
                                            Authorized Officer

Dated:_____________________

                        CERTIFICATE OF AUTHENTICATION OF
                             PURCHASE CONTRACT AGENT

         This is one of the Treasury Units referred to in the within-mentioned Purchase Contract Agreement.

                                        By: BANK ONE TRUST COMPANY, N.A.,
                                             as Purchase Contract Agent

                                        By: ____________________________________
                                            Authorized Officer
Dated:_________________

                     (REVERSE OF TREASURY UNIT CERTIFICATE)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 24, 2003 (as may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT") between the Company and Bank One Trust Company, N.A., as Purchase Contract Agent (including its successors thereunder, herein called the "PURCHASE CONTRACT AGENT"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on August 16, 2006 (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $25.00 (the "STATED AMOUNT"), a number of newly issued shares of common stock, par value $1.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract. The "SETTLEMENT RATE" is equal to:

         (1) if the Adjusted Applicable Market Value (as defined below) is greater than $71.40 (the "THRESHOLD APPRECIATION PRICE"), 0.3501 shares of Common Stock per Purchase Contract;

         (2) if the Adjusted Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than or equal to $59.50 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; and

         (3) if the Adjusted Applicable Market Value is less than the Reference Price, 0.4202 shares of Common Stock per Purchase Contract;

         in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Stated Amount, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

         The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date, subject to adjustments set forth under Section 5.04 hereof.

         The "ADJUSTED APPLICABLE MARKET VALUE" means (i) prior to any adjustment of the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5),
(6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value, and (ii) at the time of and after any adjustment of the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value multiplied by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4),
(5), (6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement and the denominator of which shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of Section 5.04(a) of the
Purchase Contract Agreement during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

         The "CLOSING PRICE" per share of Common Stock on any date of determination means the:

         (1) closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

         (2) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed;

         (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the last reported sale price per share as reported by The Nasdaq National Market, Inc.;

         (4) if the Common Stock is not so reported by the Nasdaq National Market, Inc. the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

         (5) if such bid price, referred to in clause (4), is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury Unit shall pay the Stated Amount for the shares of the Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities represented by such Holder's Treasury Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury Units who (1) does not on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, (2) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, or (3) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Cash Merger Early Settlement, shall pay the Stated Amount for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Stated Amount for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

         The Company has the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date (or in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be). If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Purchase Contract Payments at a rate equal to 7.00% per annum, compounding on each succeeding Payment Date, until such deferred installments are paid. In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date (or, in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement, as the case may be), each Holder will receive on the Purchase Contract Settlement Date or Early Settlement Date, as applicable, the aggregate amount of Deferred Contract Adjustment Payments to the extent such fees are not deducted from the Stated Amount in the case of a Cash Settlement or any Early Settlement or Cash Merger Early Settlement.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly, but in no event later than two Business Days thereafter, give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) represented by each Treasury Unit. A Treasury Unit shall thereafter represent the right to receive the Proceeds of the Treasury Security represented by such Treasury Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Senior Notes for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract represented by a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract represented by such Treasury Unit may be transferred and exchanged only as a Treasury Unit.

         Unless the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units and subject to the conditions set forth in the Purchase Contract Agreement, a Holder of Treasury Units may recreate, at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, Corporate Units by delivering to the Securities Intermediary Senior Notes with an aggregate principal amount, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase

Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Units shall be referred to as a "CORPORATE UNIT". Any such creation of Corporate Units may be effected only in multiples of 40 Treasury Units for 40 Corporate Units.

         If the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, a Holder may at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date substitute the Applicable Ownership Interests in the Treasury Portfolio for Treasury Securities, but only in integral multiples of 64,000 Treasury Units. In such event, the Holder shall transfer to the Collateral Agent the Applicable Ownership Interest in the Treasury Portfolio in an amount such that the aggregate principal amount at maturity of the portion of such Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) is equal to the aggregate Stated Amount of the Purchase Contracts underlying such Treasury Units, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the Treasury Securities.

         The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Treasury Unit shall thereafter represent the right to receive the interest in the Treasury Security represented by such Treasury Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts represented by Units may be settled early ("EARLY SETTLEMENT") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Treasury Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to:

         (i) the sum of (A) the product of (I) the Stated Amount, times (II) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts, less

         (ii) the amount of any Deferred Contract Adjustment Payments payable to such Holder as a result of such Early Settlement.

         Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities represented by such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract represented by a Treasury Unit as to which Early Settlement is effected equal to 0.3501 shares of Common Stock per Purchase Contract (the "EARLY SETTLEMENT RATE"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in Section 5.04 of the Purchase Contract Agreement.

         Upon the occurrence of a Cash Merger, a Holder of Treasury Units may effect Cash Merger Early Settlement of the Purchase Contract represented by such Treasury Units pursuant to the terms of Section 5.04(b)(2) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities represented by such Treasury Units shall be released from the Pledge as provided in the Pledge Agreement.

         Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Treasury Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts represented by the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities represented by this Treasury Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of not less than a majority of the Outstanding Units.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Prior to due presentment of this Certificate for registration or transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                   as tenants in common

UNIF GIFT MIN ACT:         ______________________ Custodian ____________________
                                  (cust)                           (minor)

                           Under Uniform Gifts to Minors Act of ________________
                           _____________________________________________________

TENANT:                    as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                       ________________________________

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                                      unto

________________________________________________________________________________
 (Please insert Social Security or Taxpayer I.D. or other Identifying Number of
                                    Assignee)

________________________________________________________________________________
  (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney to transfer said Treasury Units Certificates on the books of The Chubb Corporation, with full power of substitution in the premises.

Dated: _____________________________       _____________________________________
                                           Signature

                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as it appears upon the face of
                                           the within Treasury Units
                                           Certificates in every particular,
                                           without alteration or enlargement or
                                           any change whatsoever.


         Signature Guarantee: __________________________________

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts represented by the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: ________________________________  ______________________________________
                                         Signature
                                         Signature Guarantee: _________________
                                         (if assigned to another person)

If shares are to be registered in the    REGISTERED HOLDER
name of and delivered to a Person other
than the Holder, please (i) print such
Person's name and address and (ii)
provide a guarantee of your signature:


                                         Please print name and address of
                                         Registered Holder:

_______________________________________  ______________________________________
Name                                     Name

_______________________________________  ______________________________________
Address                                  Address
_______________________________________  ______________________________________
_______________________________________  ______________________________________
_______________________________________  ______________________________________

Social Security or other
Taxpayer Identification                  ______________________________________
Number, if any

              ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

         The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement upon a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts represented by the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts represented by Treasury Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which Cash Merger Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _____________________________         ___________________________________
                                             Signature

Signature Guarantee: ______________________________

         Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury   REGISTERED HOLDER
Units Certificates are to be
registered in the name of and
delivered to and Pledged Treasury
Securities are to be transferred to a
Person other than the Holder, please
print such Person's name and address:

                                        Please print name and address of
                                        Registered Holder:

______________________________________  ________________________________________
Name                                    Name

______________________________________  ________________________________________
Address                                 Address
______________________________________  ________________________________________
______________________________________  ________________________________________
______________________________________  ________________________________________

Social Security or other
Taxpayer Identification

Number, if any                          ________________________________________

Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

                                                                          Number of Treasury
                         Amount of increase in   Amount of decrease in  Units evidenced by this
                          Number of Treasury      Number of Treasury       Global Certificate    Signature of authorized
                        Units evidenced by the  Units evidenced by the      following such        signatory of Purchase
Date                      Global Certificate      Global Certificate     decrease or increase          Contract Agent
----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

----------------------- ----------------------- ----------------------- ----------------------- -----------------------

                                                                       EXHIBIT C

                   (FORM OF FACE OF TREASURY UNIT CERTIFICATE
                For Treasury Units containing Treasury Securities
                          maturing on August 15, 2006)

[For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. 2                                                      CUSIP No. 171232 70 5
Number of Treasury Units: 0

                              The Chubb Corporation
                                 Treasury Units

         This Treasury Units Certificate certifies that [Cede & Co.] [__________________] is the registered Holder of the number of Treasury Units set forth above [For inclusion in Global Certificates only - or such other number of Treasury Units as is reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto]. Each Treasury Unit represents (i) a 1/40 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with The Chubb Corporation, a New Jersey corporation (the "COMPANY"). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Treasury Securities represented by each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract represented by such Treasury Unit. Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on August 16, 2006 (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $25.00 (the "STATED AMOUNT"), a number of newly issued shares of common stock, par value $1.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Stated Amount for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Treasury Units of which such Purchase Contract is a part.

         Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local tax purposes, to (i) treat an acquisition of the Treasury Units as an acquisition of the Treasury Securities and Purchase Contracts represented by the Treasury Units and (ii) treat itself as owner of the applicable interest in the Collateral Account, including the Treasury Securities.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract represented by a Treasury Unit evidenced hereby, an amount (the "CONTRACT ADJUSTMENT PAYMENTS") equal to 4.75% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Contract Adjustment Payments.

         Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Treasury Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

                                        The Chubb Corporation

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        HOLDER SPECIFIED ABOVE (as to
                                        obligations of such Holder under the
                                        Purchase Contracts)

                                        By: BANK ONE TRUST COMPANY,
                                        N.A., not individually but solely as
                                        Attorney-in-Fact of such Holder

                                        By: ____________________________________
                                            Authorized Officer

Dated:_____________________

                        CERTIFICATE OF AUTHENTICATION OF
                             PURCHASE CONTRACT AGENT

         This is one of the Treasury Units referred to in the within-mentioned Purchase Contract Agreement.

                                        By: BANK ONE TRUST COMPANY, N.A.,
                                             as Purchase Contract Agent

                                        By: ____________________________________
                                            Authorized Officer
Dated:_________________

                     (REVERSE OF TREASURY UNIT CERTIFICATE)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 24, 2003 (as may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT") between the Company and Bank One Trust Company, N.A., as Purchase Contract Agent (including its successors thereunder, herein called the "PURCHASE CONTRACT AGENT"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on August 16, 2006 (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $25.00 (the "STATED AMOUNT"), a number of newly issued shares of common stock, par value $1.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract. The "SETTLEMENT RATE" is equal to:

         (1) if the Adjusted Applicable Market Value (as defined below) is greater than $71.40 (the "THRESHOLD APPRECIATION PRICE"), 0.3501 shares of Common Stock per Purchase Contract;

         (2) if the Adjusted Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than or equal to $59.50 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; and

         (3) if the Adjusted Applicable Market Value is less than the Reference Price, 0.4202 shares of Common Stock per Purchase Contract;

         in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Stated Amount, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

         The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date, subject to adjustments set forth under Section 5.04 hereof.

         The "ADJUSTED APPLICABLE MARKET VALUE" means (i) prior to any adjustment of the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5),
(6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value, and (ii) at the time of and after any adjustment of the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value multiplied by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4),
(5), (6), (7) or (10) of Section 5.04(a) of the Purchase Contract Agreement and the denominator of which shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of Section 5.04(a) of the
Purchase Contract Agreement during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

         The "CLOSING PRICE" per share of Common Stock on any date of determination means the:

         (1) closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

         (2) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed;

         (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the last reported sale price per share as reported by The Nasdaq National Market, Inc.;

         (4) if the Common Stock is not so reported by the Nasdaq National Market, Inc., the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

         (5) if such bid price, referred to in clause (4), is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury Unit shall pay the Stated Amount for the shares of the Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities represented by such Holder's Treasury Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury Units who (1) does not on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, (2) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, or (3) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, does not make an effective Cash Merger Early Settlement, shall pay the Stated Amount for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Stated Amount for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

         The Company has the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date (or in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement Date, as the case may be). If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Purchase Contract Payments at a rate equal to 7.00% per annum, compounding on each succeeding Payment Date, until such deferred installments are paid. In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date (or, in the event of an effective Early Settlement or Cash Merger Early Settlement, the Early Settlement Date or Cash Merger Early Settlement, as the case may be), each Holder will receive on the Purchase Contract Settlement Date or Early Settlement Date, as applicable, the aggregate amount of Deferred Contract Adjustment Payments to the extent such fees are not deducted from the Stated Amount in the case of a Cash Settlement or any Early Settlement or Cash Merger Early Settlement.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly, but in no event later than two Business Days thereafter, give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) represented by each Treasury Unit. A Treasury Unit shall thereafter represent the right to receive the Proceeds of the Treasury Security represented by such Treasury Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Senior Notes for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract represented by a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract represented by such Treasury Unit may be transferred and exchanged only as a Treasury Unit.

         Unless the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units and subject to the conditions set forth in the Purchase Contract Agreement, a Holder of Treasury Units may recreate, at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, Corporate Units by delivering to the Securities Intermediary Senior Notes with an aggregate principal amount, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase

Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Units shall be referred to as a "CORPORATE UNIT". Any such creation of Corporate Units may be effected only in multiples of 40 Treasury Units for 40 Corporate Units.

         If the Treasury Portfolio has replaced the Senior Notes represented by the Corporate Units, a Holder may at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date substitute the Applicable Ownership Interests in the Treasury Portfolio for Treasury Securities, but only in integral multiples of 64,000 Treasury Units. In such event, the Holder shall transfer to the Collateral Agent the Applicable Ownership Interest in the Treasury Portfolio in an amount such that the aggregate principal amount at maturity of the portion of such Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) is equal to the aggregate Stated Amount of the Purchase Contracts underlying such Treasury Units, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the Treasury Securities.

         The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Treasury Unit shall thereafter represent the right to receive the interest in the Treasury Security represented by such Treasury Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts represented by Units may be settled early ("EARLY SETTLEMENT") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Treasury Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to:

         (i) the sum of (A) the product of (I) the Stated Amount, times (II) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts, less

         (ii) the amount of any Deferred Contract Adjustment Payments payable to such Holder as a result of such Early Settlement.

         Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities represented by such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract represented by a Treasury Unit as to which Early Settlement is effected equal to 0.3501 shares of Common Stock per Purchase Contract (the "EARLY SETTLEMENT RATE"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in Section 5.04 of the Purchase Contract Agreement.

         Upon the occurrence of a Cash Merger, a Holder of Treasury Units may effect Cash Merger Early Settlement of the Purchase Contract represented by such Treasury Units pursuant to the terms of Section 5.04(b)(2) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities represented by such Treasury Units shall be released from the Pledge as provided in the Pledge Agreement.

         Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Treasury Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts represented by the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities represented by this Treasury Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of not less than a majority of the Outstanding Units.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Prior to due presentment of this Certificate for registration or transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                   as tenants in common

UNIF GIFT MIN ACT:         ______________________ Custodian ____________________
                                  (cust)                          (minor)

                           Under Uniform Gifts to Minors Act of ________________
                           _____________________________________________________

TENANT:                    as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                      __________________________________

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                                      unto

________________________________________________________________________________
 (Please insert Social Security or Taxpayer I.D. or other Identifying Number of
                                   Assignee)

________________________________________________________________________________
  (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney to transfer said Treasury Units Certificates on the books of The Chubb Corporation, with full power of substitution in the premises.

Dated:  __________________________           ___________________________________
                                             Signature

                                             NOTICE: The signature to this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within Treasury Units
                                             Certificates in every particular,
                                             without alteration or enlargement
                                             or any change whatsoever.


         Signature Guarantee: ______________________________________

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts represented by the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _______________________________   _______________________________________
                                         Signature
                                         Signature Guarantee: __________________
                                         (if assigned to another person)
If shares are to be registered in the
name of and delivered to a Person other  REGISTERED HOLDER
than the Holder, please (i) print such
Person's name and address and (ii)       Please print name and address of
provide a guarantee of your signature:   Registered Holder:

______________________________________   _______________________________________
Name                                     Name

______________________________________   _______________________________________
Address                                  Address
______________________________________   _______________________________________
______________________________________   _______________________________________
______________________________________   _______________________________________

______________________________________

Social Security or other
Taxpayer Identification
Number, if any                           _______________________________________

              ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

         The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement upon a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts represented by the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts represented by Treasury Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which Cash Merger Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: ____________________________          ___________________________________
                                             Signature

                                             Signature Guarantee: ______________

         Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury     REGISTERED HOLDER
Units Certificates are to be registered
in the name of and delivered to and
Pledged Treasury Securities are to be
transferred to a Person other than the
Holder, please print such Person's name
and address:

                                          Please print name and address of
                                          Registered Holder:

________________________________________  ______________________________________
Name                                      Name

________________________________________  ______________________________________
Address                                   Address
________________________________________  ______________________________________
________________________________________  ______________________________________
________________________________________  ______________________________________

Social Security or other
Taxpayer Identification

Number, if any                            ______________________________________

Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

                                                                          Number of Treasury
                         Amount of increase in   Amount of decrease in  Units evidenced by this
                          Number of Treasury      Number of Treasury      Global Certificate     Signature of authorized
                        Units evidenced by the  Units evidenced by the      following such        signatory of Purchase
Date                      Global Certificate      Global Certificate     decrease or increase         Contract Agent
----------------------  ----------------------  ----------------------  -----------------------  -----------------------
----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

----------------------  ----------------------  ----------------------  -----------------------  -----------------------

                                                                       EXHIBIT D

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

Bank One Trust Company, N.A.
The Purchase Contract Agent
153 West 51st Street
New York, New York 10019
Fax: (212) 373-1383
Attention: Corporate Trust Administration

         Re: [_______ Corporate Units] [_______ Treasury Units (containing Treasury Securities maturing on [July][August] 15, 2006) of The Chubb Corporation, a New Jersey corporation (the "COMPANY").

         The undersigned Holder hereby notifies you that it has delivered to BNY Midwest Trust Company, as Securities Intermediary, for credit to the Collateral Account, $______ aggregate principal amount of [Senior Notes] [Treasury Securities] in exchange for the [Pledged Senior Notes] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of June 24, 2003 (the "PLEDGE AGREEMENT"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Senior Notes] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units (containing Treasury Securities maturing on [July][August] 15, 2006) ].

Date: ________________________________       ___________________________________
                                             Signature

                                             Signature Guarantee: ______________

Please print name and address of Registered Holder:

____________________________________         ___________________________________
Name                                         Social Security or other Taxpayer
                                             Identification Number, if any

Address

_____________________________
_____________________________
_____________________________

_____________________________

                                                                       EXHIBIT E

                       NOTICE FROM PURCHASE CONTRACT AGENT
                                   TO HOLDERS
         (Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

_____________________________

_____________________________

Attention:
Telecopy: __________

                  Re: [__________ Corporate Units] [______ Treasury Units (containing Treasury Securities maturing on [July][August] 15, 2006)] of The Chubb Corporation, a New Jersey corporation (the "COMPANY")

         Please refer to the Purchase Contract Agreement, dated as of June 24, 2003 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and [Applicable Ownership Interests (as specified in clause (i) of the definition of such term) and] Treasury Units from time to time.

         We hereby notify you that a Termination Event has occurred and that [the Senior Notes] [Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio] [the Treasury Securities] compromising a portion of your ownership interest in _____ [Corporate Units] [Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Senior Notes][Treasury Securities] (the "RELEASED SECURITIES").

         Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate Units][Treasury Units] effected through book-entry or by delivery to us of your [Corporate Units Certificate][Treasury Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Units][Treasury Units] are transferred or your [Corporate Units Certificate] [Treasury Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate Units Certificate][Treasury Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date:                                   By: BANK ONE TRUST COMPANY, N.A.,
                                            as the Purchase Contract Agent

                                        ________________________________________
                                        Name:
                                        Title: Authorized Signatory

                                                                       EXHIBIT F

                            NOTICE TO SETTLE BY CASH

Bank One Trust Company, N.A.
The Purchase Contract Agent
153 West 51st Street
New York, New York 10019
Fax: (212) 373-1383
Attention: Corporate Trust Administration

                  Re: [_______ Corporate Units] [Treasury Units (containing Treasury Securities maturing [July][August] 15,
                           2006)] of The Chubb Corporation, a New Jersey corporation (the "COMPANY")

         The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02 of the Purchase Contract Agreement, dated as of June 24, 2003 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers' check or wire transfer, in immediately available funds), $______ as the Stated Amount for the shares of Common Stock issuable to such Holder by the Company with respect to _____ Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder's [Corporate Units] [Treasury Units (containing Treasury Securities maturing [July][August] 15, 2006)].

Date: ______________________________         ___________________________________
                                             Signature

                                             Signature Guarantee: ______________

Please print name and address of Registered Holder:

                                                                       EXHIBIT G

                       NOTICE FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
              (Settlement of Purchase Contract through Remarketing)

BNY Midwest Trust Company
The Collateral Agent
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Finance
Fax: (312) 827-8542

                  Re: __________ Corporate Units of The Chubb Corporation, a New Jersey corporation (the "COMPANY")

         Please refer to the Purchase Contract Agreement, dated as of June 24, 2003 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units from time to time.

         In accordance with Section 5.02 of the Purchase Contract Agreement and, based on notices of [Early Settlements][Cash Settlements] received from Holders of Corporate Units as of 5:00 p.m. (New York City time), on the fifth Business Day immediately preceding the ______ Remarketing Date, we hereby notify you that an aggregate principal amount of $______ Senior Notes are to be tendered for purchase in the Remarketing.

Date:                                        By: BANK ONE TRUST COMPANY, N.A.,
                                                 as the Purchase Contract Agent

                                             ___________________________________
                                             Name:
                                             Title: Authorized Signatory

                                                                       EXHIBIT H

                         [FORM OF REMARKETING AGREEMENT]

Citigroup Global Markets Inc.
388 Greenwich Street,
New York, NY 10013

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, North Tower
New York, NY 10080

Bank One Trust Company, N.A.
153 West 51st Street
New York, NY 10019

Ladies and Gentlemen:

         This Agreement is dated [Insert Date] (the "AGREEMENT") by and among The Chubb Corporation, a New Jersey corporation (the "COMPANY"), Citigroup Global Markets Inc. ("CITIGROUP"), Goldman, Sachs & Co. ("GOLDMAN SACHS"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Bank One Trust Company, N.A., a national banking association, not individually but solely as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement referred to below).

SECTION 13.01. Definitions.

         (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of June 24, 2003, between the Company and Bank One Trust Company, N.A., as Purchase Contract Agent, as amended from time to time (the "PURCHASE CONTRACT AGREEMENT").

         (b) As used in this Agreement, the following terms have the following meanings:

         "PRELIMINARY PROSPECTUS" means any preliminary prospectus relating to the Remarketed Senior Notes included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

         "PROSPECTUS" means the prospectus relating to the Remarketed Senior Notes, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.

         "REGISTRATION STATEMENT" means a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") prepared by the Company covering, inter alia, the Remarketing of the Remarketed Senior Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto. "Remarketed Senior Notes" means the Pledged Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, after 11:00 a.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, and shall include: (a) (i) in the case of the Initial Remarketing, the Second Remarketing and the Third Remarketing, the Pledged Senior Notes and (ii) in the case of the Final Remarketing, the Senior Notes of the Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m. on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment on the fourth Business Day immediately preceding the Purchase Contract Settlement Date pursuant to the terms of the Purchase Contract Agreement, and (b) the Separate Senior Notes of the holders of Separate Senior Notes, if any, who have elected to have their Separate Senior Notes be remarketed in such Remarketing pursuant to the terms of the Purchase Contract Agreement.

         "REMARKETING" means the remarketing of the Remarketed Senior Notes pursuant to this Remarketing Agreement.

         "REMARKETING AGENT" means any of Citigroup, Goldman Sachs or Merrill Lynch appointed as the Remarketing Agent by the Company pursuant to Section 2(a) hereof.

         "REMARKETING MATERIALS" means the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

         "SENIOR NOTES" means the senior notes due August 16, 2008 of the Company.

         "TRANSACTION DOCUMENTS" means this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.

         SECTION 0.02. Appointment and Obligations of the Remarketing Agent.

         (a) On or before the twentieth Business Day prior to the Initial Remarketing Date (the "APPOINTMENT DATE"), the Company shall send written notice appointing any of Citigroup, Goldman Sachs or Merrill Lynch as the exclusive Remarketing Agent, subject to the terms and conditions set forth herein, for the purpose of (i) Remarketing the Remarketed Senior Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract Agreement and the Indenture, the Reset Rate for the Senior Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents. Each of Citigroup, Goldman Sachs and Merrill Lynch hereby agree that if the Company chooses to appoint it as the Remarketing Agent, it shall, subject to the terms and conditions set forth herein, accept such appointment by the Company as the exclusive Remarketing Agent.

         (b) Unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding May 16, 2006 (the "INITIAL REMARKETING DATE"), the Remarketing Agent shall use its reasonable efforts to remarket ("INITIAL REMARKETING") the Remarketed Senior Notes, at a price (the "REMARKETING PRICE"), based on the Reset Rate, equal to approximately (but not less than) 100.50% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price.

         (c) In the case of a Failed Initial Remarketing and unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding June 16, 2006 (the "SECOND REMARKETING DATE"), the Remarketing Agent shall use its reasonable efforts to remarket (the "SECOND REMARKETING") the Remarketed Senior Notes at the Remarketing Price. In the case of a Failed Second Remarketing and unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding July 16, 2006 (the "THIRD REMARKETING DATE"), the Remarketing Agent shall use its reasonable efforts to remarket (the "THIRD REMARKETING") the Remarketed Senior Notes at the Remarketing Price. In the case of a Failed Third Remarketing and unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "FINAL REMARKETING DATE"), the Remarketing Agent shall use its reasonable efforts to remarket (the "FINAL REMARKETING") the Remarketed Senior Notes at a price (the "FINAL REMARKETING PRICE"), based on the Reset Rate, equal to approximately 100.50% (or, if the Remarketing Agent is unable to remarket the Remarketed Senior Notes at such rate, at a rate below 100.50%, but in no event less than 100%, net of the Remarketing Fee) of the aggregate principal amount of the Remarketed Senior Notes being remarketed in such Final Remarketing. It is understood and agreed that the Remarketing on any Remarketing Date, other than the Final Remarketing Date, will be considered successful and no further attempts will be made if the resulting proceeds are at least 100.25% (net of the Remarketing Fee) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price. It is further understood and agreed that the Final Remarketing will be considered successful if the resulting proceeds are at least 100% (net of the Remarketing Fee) of the aggregate principal amount of the Remarketed Senior Notes.

         (d) In connection with each Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the "RESET RATE") in order for the Senior Notes of the Corporate Unit holders to have an aggregate market value equal to the Remarketing Price or the Final Remarketing Price, as the case may be, and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Senior Notes at the Remarketing Price or Final Remarketing Price, as the case may be, in such Remarketing, provided that such rate shall not exceed the maximum interest rate permitted by law.

         (e) In the event of a Failed Remarketing or if no Senior Notes are included in Corporate Units, and if none of the holders of the Separate Senior Notes elect to have Senior Notes be remarketed in such Remarketing, the applicable interest rate on the Senior Notes will not be reset and will continue to be the Coupon Rate set forth in the Indenture, as supplemented from time to time.

         (f) If, by 4:00 p.m. (New York City time) on the applicable Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall advise, by telephone the Depositary, the Purchase Contract Agent and the Company, and return the Remarketed Senior Notes to the Collateral Agent or the Custodial Agent, as the case may be. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent.

         (g) In the event of a Successful Remarketing, by approximately 4:30 p.m. (New York City time) on the applicable Remarketing Date, the Remarketing Agent shall advise, by telephone:

                  (1) the Depositary, the Purchase Contract Agent and the Company of the Reset Rate determined by the Remarketing Agent in such Remarketing and the number of Remarketed Senior Notes sold in such Remarketing;

                  (2) each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate and the number of Remarketed Senior Notes such purchaser is to purchase; and

                  (3) each such purchaser to give instructions to its Depositary Participant to pay the purchase price on the third business day immediately following the date of such Successful Remarketing in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.

         The Remarketing Agent shall also, if required by the Securities Act or the rules and regulations promulgated thereunder, deliver to each purchaser a Prospectus in connection with the Remarketing.

         (h) After deducting any fees specified in Section 4 below, the proceeds from a Successful Remarketing (i) with respect to the Senior Notes that are components of the Corporate Units, shall be paid to the Collateral Agent in accordance with Sections 5.07 and 7.03 of the Pledge Agreement, as the case may be, and Section 5.02 of the Purchase Contract Agreement and (ii) with respect to the Separate Senior Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Senior Notes in accordance with Section 5.02 of the Purchase Contract Agreement and Section 7.03 of the Pledge Agreement.

         (i) The right of each holder of Separate Senior Notes or Corporate Units to have Remarketed Senior Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) the Remarketing Agent conducts an (A) Initial Remarketing, (B) a Second Remarketing in the event of a Failed Initial Remarketing, (C) a Third Remarketing in the event of a Failed Second Remarketing and (D) a Final Remarketing in the event of a Failed Third Remarketing, each pursuant to the terms of this Agreement, (ii) a Special Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, based on the Reset Rate, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (j) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Senior Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement, and without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Senior Notes. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Senior Notes for Remarketing.

         SECTION 0.03. Representations and Warranties of the Company.

         The Company represents and warrants (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the "COMMENCEMENT DATE"), (ii) on and as of the applicable Remarketing Date and
(iii) on and as of the settlement date relating to such Remarketing Date, that:

         (a) Each of the representations and warranties of the Company as set forth in Sections 1(a) through 1(aa) of the Underwriting Agreement dated June 18, 2003 (the "UNDERWRITING AGREEMENT") among the Company and the Underwriters identified in Schedule II thereto, is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(a), any reference in such sections of the Underwriting Agreement to (i) the "Registration Statement", the "Prospectus" or the "Preliminary Prospectus" shall be deemed to refer to such terms as defined herein and (ii) the "Closing Date" shall be deemed to refer to the applicable Remarketing Date.

         (b) The Registration Statement, if any, in the form heretofore delivered or to be delivered to the Remarketing Agent, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

         (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Prospectus.

         (d) The Registration Statement, if any, conforms (and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Registration Statement and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, applicable Remarketing Date and Purchase Contract Settlement Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Prospectus or the Remarketing Materials, or as to information relating to the Remarketing Agent contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent.

         (e) This Agreement has been duly authorized, executed and delivered by the Company.

         SECTION 0.04. Fees.

         (a) In the event of a Successful Remarketing of the Remarketed Senior Notes prior to the Final Remarketing Date, the Remarketing Agent may retain as a remarketing fee (the "REMARKETING FEE") an amount not exceeding 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Note Purchase Price.

         (b) In the event of a Successful Final Remarketing, the Remarketing Agent may retain as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the principal amount of the Remarketed Senior Notes.

         SECTION 0.05. Covenants of the Company.

         The Company covenants and agrees as follows:

         (a) If and to the extent the Remarketed Senior Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing,

                  (1) to prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agent, to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Remarketing Date;

                  (2) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

                  (3) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

                  (4) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Senior Notes;

                  (5) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (6) to furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus, (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

                  (7) prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or
             (B) any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice;

                  (8) as soon as practicable, but in any event not later than eighteen months, after the effective date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" of the Company and its subsidiaries complying with (which need not be audited) Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act). The terms "GENERALLY AVAILABLE TO ITS SECURITY HOLDERS" and "EARNINGS STATEMENT" shall have the meanings set forth in Rule 158 under the Securities Act; and

                  (9) to take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (b) To pay: (1) the costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (3) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(9) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

         (c) To furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

         SECTION 0.06. Conditions to the Remarketing Agent's Obligations.

         The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

         (a) The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) (1) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange, (2) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock Exchange, (3) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (4) there shall not have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (4) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Senior Notes on the terms and in the manner contemplated in the Transaction Documents.

         (c) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the applicable Remarketing Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract

Agreement or Pledge Agreement to be performed on their part at or prior to such Remarketing Date.

         (d) The Company shall have furnished to the Remarketing Agent a certificate, dated the applicable Remarketing Date, of the Chief Executive Officer and the Treasurer satisfactory to the Remarketing Agent stating that:
(1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the applicable Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Date; and (3) the Registration Statement, as of its effective date, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) On the applicable Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Ernst & Young LLP, the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Remarketing Materials, if any.

         (f) Each of (1) the General Counsel to the Company, (2) Debevoise & Plimpton, counsel to the Company and (3) Drinker, Biddle & Reath LLP, New Jersey counsel to the Company, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the applicable Remarketing Agent addressing such matters as are set forth in such counsel's opinion furnished pursuant to Sections 6(b), 6(c) and 6(d) of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.

         (g) Davis Polk & Wardwell, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance satisfactory to the Remarketing Agent.

         (h) Subsequent to the execution and delivery of this Agreement and prior to the applicable Remarketing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         SECTION 0.07. Indemnification.

         (a) The Company will indemnify and hold harmless the Remarketing Agent, its partners, directors and officers and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendments or supplement thereto, or any related Preliminary Prospectus or preliminary prospectus supplement, or any other Remarketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Agent for any legal or other expenses reasonably incurred by the Remarketing Agent in connection with investigating or defending any such losses, claims, damages, liabilities or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein.

         (b) The Remarketing Agent will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related Preliminary Prospectus or Preliminary Prospectus supplement, or any other Remarketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by the Remarketing Agent. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 0.08. Contribution.

         (a) If the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Sections 7(a) or 7(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the offering of the Remarketed Senior Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements of omissions which resulted in such losses, claims, damages or liabilities as well as any relevant equitable considerations. The relative benefits received by the Company on one hand and the Remarketing Agent on the other hand in connection with the Remarketing shall be deemed to be in the same proportions as the aggregate principal amount of the Remarketed Senior Notes less the fee paid to the Remarketing Agent on the one hand and the fee paid to the Remarketing Agent on the other hand bear to the aggregate principal amount of the Remarketed Senior Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (a), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (b) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Remarketing Agent and to each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act; and the obligations of the Remarketing Agent under this Section 8 shall be in addition to any liability which the Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

         (c) The indemnity and contribution provisions contained in Section 7 and this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Remarketing Agent or any person controlling the Remarketing Agent, or the Company, its officers or director or any controlling person of the Company, and the completion of the Remarketing.

         SECTION 0.09. Resignation and Removal of the Remarketing Agent.

         Any of Citigroup, Goldman Sachs or Merrill Lynch (the "REMARKETING AGENT CANDIDATES") may resign and be discharged from its duties and obligations hereunder, and the

Company may remove any of the Remarketing Agent Candidates, by giving 30 days' prior written notice, in the case of a resignation, to the Company and the Depositary and, in the case of a removal, to the removed Remarketing Agent Candidate and the Depositary; provided, however, that if only one Remarketing Agent Candidate remains:

         (a) such Remarketing Agent Candidate may not resign without reasonable cause; and

         (b) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.

         In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of
Section 7 and Section 8 shall survive the resignation or removal of any Remarketing Agent Candidate pursuant to this Agreement.

         SECTION 0.10. Dealing in Securities.

         The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the "SECURITIES"). The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         SECTION 0.11. Remarketing Agent's Performance; Duty of Care.

         The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transaction Documents. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part. The provisions of this Section 11 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

         SECTION 0.12. Termination.

         This Agreement shall automatically terminate (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 9 and (ii) on the earlier of (x) any Special Event Redemption Date and (y) the Purchase Contract Settlement Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Section 7, Section 8 and Section 11 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

         SECTION 0.13. Notices.

         All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Remarketing Agent Candidates, shall be delivered or sent by mail, telex or facsimile transmission to:

                           Citigroup Global Markets, Inc.
                           388 Greenwich Street,
                           New York, NY 10013
                           Telecopier No.: [       ]
                           Attention: General Counsel

                           Goldman Sachs & Co.
                           85 Broad Street
                           New York, NY 10004
                           Telecopier No.: [       ]
                           Attention: [            ]

                           Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, North Tower
                           New York, NY 10080
                           Telecopier No.: [       ]
                           Attention: [            ]

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey 07061-1615, Attention: General Counsel (Telecopier No.: (908) 903-2003); and

         (c) if to the Purchase Contract Agent, shall be delivered or sent by mail, telex or facsimile transmission to Bank One Trust Company, N.A. , 153 West 51st Street, New York, New York, 10019, Attention: Corporate Trust Administration.

         Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         SECTION 0.14. Persons Entitles to Benefit of Agreement.

         This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 0.15. Survival.

         The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 0.16. Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to conflicts of laws principles.

         SECTION 0.17. Judicial Proceedings.

         (a) Each party hereto expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Securities. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) Each party hereto agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 17(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

         SECTION 0.18. Couterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 0.19. Headings.

         The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         SECTION 0.20. Severability.

         If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         SECTION 0.21. Amendments.

         This Agreement may be amended by an instrument in writing signed by the parties hereto. The Company agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Senior Notes or the Corporate Units that would in any way adversely affect the rights, duties or obligations of any of Citigroup, Goldman Sachs or Merrill Lynch, each as a potential Remarketing Agent, without the prior written consent of the Remarketing Agent Candidates.

         SECTION 0.22. Successors and Assigns.

         The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

         If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agent and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

                       [SIGNATURES ON THE FOLLOWING PAGE]

                                             Very truly yours,
                                             THE CHUBB CORPORATION

                                             By: _______________________________
                                                    John D. Finnegan
                                                    Chief Executive Officer

         CONFIRMED AND ACCEPTED:

         CITIGROUP GLOBAL MARKETS INC.

         By:_____________________________

         GOLDMAN, SACHS & CO.

         By:_____________________________

         MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED

         By: _____________________________

         BANK ONE TRUST COMPANY, N.A.
         not individually but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

         By:_____________________________

                                      H-21